SCHEDULE 14A INFORMATION

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Campbell Soup Company

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Campbell Soup Company
1 Campbell Place
Camden, New Jersey 08103-1799
856-342-4800
October 11, 2005
Notice of Annual Meeting of Shareowners
Friday, November 18, 2005
11:00 a.m., Eastern Time
Trumbull Marriott
180 Hawley Lane
Trumbull, Connecticut 06611
AGENDA
1. Elect Directors.
2. Ratify Appointment of Independent Registered Public Accounting Firm.
3. Approve the 2005 Long-Term Incentive Plan.
4. Transact any other business properly brought before the meeting.
      Shareowners of record at the close of business on September 21, 2005 will be entitled to vote.
      Your vote is important. In order to have as many shares as possible represented, kindly SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR VOTE BY PHONE OR THE INTERNET (see instructions on the proxy card).

By Order of the Board of Directors,

John J. Furey
Vice President and Corporate Secretary
Important
      Please note that an admission ticket is required in order to attend the Annual Meeting. If you plan to attend, please request a ticket. If shares were registered in your name as of September 21, 2005, please check the appropriate box on your proxy card or when voting on the Internet, or indicate when prompted if voting by telephone. A ticket of admission will be forwarded to you. If your shares are held in the name of a broker or other nominee, please follow the instructions on page 37 to obtain an admission ticket. If you plan to attend the meeting, please bring government-issued photographic identification. You will need an admission ticket and this identification in order to be admitted to the meeting.

*  Denotes items to be voted on at the meeting.
      Note: Shareowners may receive a copy of the Company’s annual Form 10-K report without charge by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103-1799;
(2)	calling 1-888-SIP-SOUP (1-888-747-7687); or
(3)	leaving a message on Campbell’s home page at www.campbellsoupcompany.com.
      Note: Shareowners may elect to receive future distributions of Annual Reports and Proxy Statements by electronic delivery and vote Campbell shares on-line. To take advantage of this service you will need an electronic mail (e-mail) account and access to an Internet browser. To enroll go to www.econsent.com/cpb and scroll down to Registered Stockholder. You will be asked to enter your Account Number, which is printed on your dividend check or Dividend Reinvestment Statement.

ITEM 1
ELECTION OF DIRECTORS
The Board of Directors Recommends a Vote “For” ALL Nominees
      The Board of Directors of the Company, pursuant to the By-Laws, has determined that the number of Directors of the Company shall be seventeen, effective November 18, 2005. The directors are to be elected to hold office until the next Annual Meeting of the Shareowners and until their successors are elected and shall have qualified. Directors are elected by a plurality of the votes cast. Except as otherwise specified in the proxy, proxies will be voted for election of the nominees named below.
      Donald M. Stewart will retire from the Board effective November 18, 2005. The remaining 15 current Directors are standing for reelection, along with two new nominees, Sara Mathew and A. Barry Rand.
      If a nominee becomes unable or unwilling to serve, proxies will be voted for election of such person as shall be designated by the Board of Directors. Management knows of no reason why any nominee shall be unable or unwilling to serve.
      The following table sets forth certain information concerning the nominees at October 1, 2005:

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

John F. Brock	(1) Chief Executive Officer of InBev n.v.-s.a., since August 2004. Previously Chief Executive Officer of Interbrew. Previously Chief Operating Officer of Cadbury Schweppes, plc. from 1999-2002. (2) Director of Reed Elsevier, plc.	57	2004

Edmund M. Carpenter	(1) President and Chief Executive Officer of Barnes Group, Inc. since December 1998. Previously Senior Managing Director of Clayton Dubilier & Rice. Former Chairman and Chief Executive Officer of General Signal Corporation. (2) Director of Barnes Group, Inc., and Dana Corporation.	63	1990

Paul R. Charron	(1) Chairman and Chief Executive Officer of Liz Claiborne Inc. since 1996. (2) Director of Liz Claiborne Inc.	63	2003

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Douglas R. Conant	(1) President and Chief Executive Officer of Campbell Soup Company since January 2001. Previously President of Nabisco Foods Company. (2) Director of Applebee’s International, Inc.	54	2001

Bennett Dorrance	(1) Private investor and Chairman and Managing Director of DMB Associates in Phoenix, Arizona. (2) Director of Insight Enterprises, Inc.	59	1989

Kent B. Foster	(1) Chairman of Ingram Micro, Inc. since June 2005. Previously Chairman and Chief Executive Officer of Ingram Micro, Inc. from May 2000 to June 2005. Former President of GTE Corp. (2) Director of Ingram Micro, Inc., J.C. Penney Company, Inc. and New York Life Insurance Company.	62	1996

Harvey Golub	(1) Non-executive Chairman of Campbell Soup Company since November 2004. Retired Chairman and Chief Executive Officer of American Express Company (1993-2001). (2) Director of Dow Jones & Company, Inc.	66	1996

Randall W. Larrimore	(1) Non-executive Chairman of Olin Corporation from April 2003 to June 2005. Retired President and Chief Executive Officer of United Stationers Inc. (1997-2003). (2) Director of Olin Corporation.	58	2002

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

Philip E. Lippincott	(1) Former Chairman of Campbell Soup Company (1999-2001). Retired Chairman and Chief Executive Officer of Scott Paper Company (1983-1994). (2) Director of Exxon Mobil Corporation. Trustee of The Penn Mutual Life Insurance Company.	69	1984

Mary Alice D. Malone	(1) Private investor and President of Iron Spring Farm, Inc.	55	1990

Sara Mathew	(1) Senior Vice President and Chief Financial Officer of The Dunn & Bradstreet Corporation since 2001. Previously Vice President-Finance, ASEAN Region, The Procter & Gamble Company.	50	New Nominee

David C. Patterson	(1) Founder and Chairman, Brandywine Trust Company since 1989.	57	2002

Charles R. Perrin	(1) Non-executive Chairman of Warnaco Group, Inc. since March 2004. Retired Chairman and Chief Executive Officer of Avon Products, Inc. (1998-1999). Former Chairman and Chief Executive Officer of Duracell International, Inc. (1994-1996). (2) Director of Warnaco Group, Inc.	60	1999

	(1) Principal Occupation or Employment		Director
Name	(2) Other Business Affiliations	Age	Since

A. Barry Rand	(1) Former Chairman and Chief Executive Officer of Equitant, Inc. (2003-2005). Previously Chairman and Chief Executive Officer of Avis Group (1999-2001) (2) Director of Abbott Laboratories and Agilent Technologies, Inc.	60	New Nominee
George Strawbridge, Jr.	(1) Private investor and President of Augustin Corporation.	67	1988
Les C. Vinney	(1) President and Chief Executive Officer of STERIS Corporation since 2000. Previously Senior Vice President, Finance and Operations, of STERIS. Former Senior Vice President and Chief Financial Officer of the B.F. Goodrich Company. (2) Director of STERIS Corporation.	56	2003

Charlotte C. Weber	(1) Private investor and President and Chief Executive Officer of Live Oak Properties.	62	1990

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth information regarding beneficial ownership of Campbell’s Capital Stock of each Director, the Company’s six most highly compensated executives and the Directors and Executive Officers as a group, and also sets forth Campbell stock units credited to the individual’s deferred compensation account. The account reflects the deferral of previously earned compensation and/or pending awards of restricted stock into Campbell stock units. The individuals are fully at risk as to the price of Campbell stock in their deferred stock accounts. Additional stock units are credited to the accounts to reflect accrual of dividends. The stock units do not carry any voting rights. Unrestricted deferred Campbell stock units are included in calculating the stock ownership required by the Company for directors and executives.

		Vested		Campbell
	Number of	Options		Stock	Total
	Shares as of	as of		Deferred as of	Number of
	September 21,	November 20,	Total	September 21,	Shares and
Name	2005	2005	Beneficial	2005	Deferred Stock

John F. Brock	1,500	0	1,500	1,389	2,889

Edmund M. Carpenter	10,477	52,331	62,808	13,636	76,444

Paul R. Charron	1,000	2,658	3,658	2,868	6,526

Douglas R. Conant	29,074	3,488,900	3,517,974	325,510	3,843,484

Bennett Dorrance	51,206,730	50,038	51,256,768	10,060	51,266,828

Kent B. Foster	0	39,968	39,968	16,434	56,402

Harvey Golub	4,000	40,276	44,276	29,999	74,275

Randall W. Larrimore	6,000	7,539	13,539	0	13,539

Philip E. Lippincott	25,249	75,292	100,541	4,903	105,444

Mary Alice D. Malone	54,140,504	31,817	54,172,321	18,494	54,190,815

Sara Mathew	0	0	0	0	0

David C. Patterson	39,903,319	12,418	39,915,737	0	39,915,737

Charles R. Perrin	10,000	24,456	34,456	11,022	45,478

A. Barry Rand	0	0	0	0	0

Donald M. Stewart	6,702	31,817	38,519	16,147	54,666

George Strawbridge, Jr.	8,124,114	56,721	8,180,835	4,010	8,184,845

Les C. Vinney	3,820	2,658	6,478	0	6,478

Charlotte C. Weber	18,073,746	31,817	18,105,563	9,876	18,115,439

Mark A. Sarvary	70,091	169,000	239,091	0	239,091

Ellen O. Kaden	84,881	358,270	443,151	31,182	474,333

John Doumani	58,452	165,400	223,852	0	223,852

Robert A. Schiffner	63,565	343,400	406,965	1,161	408,126

Larry Mc Williams	72,445	223,158	295,603	311	295,914

All directors and executive officers as a group (29 persons)	172,042,299	5,989,548	178,029,842	642,174	178,672,016

(a)	The shares shown include shares of Campbell stock as to which Directors and Executive Officers can acquire beneficial ownership because of stock options that are currently vested or that will vest as of November 20, 2005. All persons listed own less than 1% of the Company’s outstanding shares of Capital Stock, except:

% of Outstanding
Shares

Bennett Dorrance	12.5%
Mary Alice D. Malone	13.2%
David C. Patterson	9.7%
George Strawbridge, Jr.	2.0%
Charlotte C. Weber	4.4%

All Directors & Executive Officers (29 persons) as a group beneficially own 43.4% of the outstanding shares.

(b)	Bennett Dorrance is a grandson of John T. Dorrance, the brother of Mary Alice D. Malone, and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 1,084,734 shares held by trusts for his children, as to which shares he disclaims beneficial ownership. Does not include shares held by the Dorrance Family Foundation. See also “Principal Shareowners” below.

(c)	Mary Alice D. Malone is a granddaughter of John T. Dorrance, the sister of Bennett Dorrance and a cousin of George Strawbridge and Charlotte C. Weber. Share ownership shown does not include 111,524 shares held by trusts for her children, as to which shares she disclaims beneficial ownership. See also “Principal Shareowners” below.

(d)	Share ownership shown for David C. Patterson includes 39,600,496 shares held by the Voting Trust (defined in “Principal Shareowners” below) over which he, as a Trustee, has shared voting power. Reference is also made to “Principal Shareowners.” In 2002 the Voting Trust described below requested the Company’s Governance Committee to nominate David C. Patterson as a candidate for election as a director. Also includes 296,823 shares held by the Brandywine Trust Company of which Mr. Patterson is the Chairman and for which he has shared dispositive power.

(e)	George Strawbridge is a grandson of John T. Dorrance and a cousin of Charlotte C. Weber, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown does not include 13,571,757 shares held by various trusts, of which he is a trustee, for the benefit of his sister and her children, as to which shares he disclaims beneficial ownership. Does not include 2,355,844 shares held by trusts for the benefit of his descendants, as to which shares he disclaims beneficial ownership.

(f)	Charlotte C. Weber is a granddaughter of John T. Dorrance and a cousin of George Strawbridge, Bennett Dorrance and Mary Alice D. Malone. Share ownership shown includes 18,050,592 shares held indirectly and for which she has shared voting and dispositive power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      At the close of business on September 21, 2005, the record date for the meeting, there were outstanding and entitled to vote 410,636,363 shares of Campbell Capital Stock, all of one class and each having one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum for the meeting.
PRINCIPAL SHAREOWNERS
      Information concerning the owners of more than 5% of the outstanding Campbell Common Stock as of the record date for the meeting follows:

		Percent of
	Amount/Nature of	Outstanding
Name/Address	Beneficial Ownership	Stock

Bennett Dorrance	51,256,768 Note(1)	12.5%
DMB Associates 7600 E. Doubletree Ranch Road Scottsdale, AZ 85258
Mary Alice D. Malone	54,172,321 Note(2)	13.2%
Iron Spring Farm, Inc. 75 Old Stottsville Road Coatesville, PA 19320
John A. van Beuren and David C Patterson, Voting Trustees under the Major Stockholders’ Voting Trust dated as of June 2, 1990 (“Voting Trust”) and related persons	46,933,505 Note(3)	11.4%
P.O. Box 4098 Middletown, RI 02842 Note(4)

(1)	A director nominee. See note (b) on page 6. The shares shown include 50,038 shares with respect to which Bennett Dorrance has the right to acquire beneficial ownership because of vested stock options.

(2)	A director nominee. See note (c) on page 6. The shares shown include 31,817 shares with respect to which Mary Alice D. Malone has the right to acquire beneficial ownership because of vested stock options.

(3)	David C. Patterson is a director nominee. See note (d) on page 6. Includes 39,600,496 shares (9.6% of the outstanding shares) held by the Voting Trustees with sole voting power and 7,333,009 shares held by participants outside the Voting Trust or by persons related to them, for a total of 46,933,505 shares (11.4% of the outstanding shares). Includes 1,020,961 shares with sole dispositive power held by Hope H. van Beuren and 954,135 shares with sole dispositive power held by her husband, John van Beuren, P.O. Box 4098, Middletown, RI 02842. John and Hope van Beuren also hold 25,278,920 shares with shared dispositive power, including shares held by family partnerships and a family trust for a total of 6.2% of the outstanding shares. David C. Patterson, as Chairman of Brandywine Trust Company, a corporate trustee, has shared dispositive power over 296,823 shares. Participants in the Voting Trust have certain rights to withdraw shares deposited with the Voting Trustees, including the right to withdraw these shares prior to any annual or special meeting of the Company’s shareowners. Dispositive power as used above means the power to direct the sale of the shares; in some cases it does not include the power to direct how the proceeds of a sale can be used. The Voting Trust was formed by certain descendants (and spouses, fiduciaries and a related foundation) of the late John T. Dorrance. The participants have indicated that they formed the Voting Trust as a vehicle for acting together as to matters which may arise affecting the Company’s business, in order to obtain their objective of maximizing the value of their shares. The Trustees will act for participants in communications with the Company’s Board of Directors. Participants believe the Voting Trust may also facilitate communications between the Board and the participants.

(4)	Under the Voting Trust Agreement, all shares held by the Voting Trust will be voted by the Trustees, whose decision must be approved by two Trustees if there are two Trustees then acting. The Voting Trust continues until June 1, 2008, unless it is sooner terminated or extended.
      The foregoing information relating to Principal Shareowners is based upon the Company’s stock records and data supplied to the Company by the holders as of the record date for the meeting.

DIRECTOR ATTENDANCE
      During fiscal 2005 (ended July 31, 2005), the Board of Directors met six times. Directors meet their responsibilities by attending Board and Committee meetings and through communication with the Chairman, the Chief Executive Officer and other members of management on matters affecting the Company. All directors attended at least 75% of scheduled Board meetings and meetings held by Committees of which they were members.
DIRECTOR COMPENSATION
      The Company’s director compensation program is designed to deliver annual compensation at the median of a group of 13 food companies, including Campbell’s key competitors, with the potential for enhanced value from future stock price appreciation, and to link compensation closely to returns to shareowners. Under the program, annual compensation is delivered 50% in stock options (based on the Black-Scholes valuation model and the mean between the high and low stock prices on the last trading day of each calendar year); 30% in Campbell stock (based on the closing stock price on the last trading day of each calendar year); and approximately 20% in cash (depending on meeting attendance fees). Directors may elect to receive additional stock options in lieu of the cash payments and/or annual stock grant. They may also elect to defer all or a portion of compensation. Directors are also reimbursed for actual travel expenses.
      For calendar year 2005, the Board determined that median annual director compensation should be approximately $137,000. The components of compensation were as follows:

Annual Stock Grant*	1,375 shares of stock

Annual Option Grant**	9,320 options

Annual Retainer for Committee Chairs other than Audit Committee	$4,000

Annual Retainer for Audit Committee Chair	$10,000

Board Attendance Fee (per in-person meeting)	$1,250

Board Attendance Fee (per conference call meeting)	$625

Committee Attendance Fee (per in-person meeting)	$1,000

Committee Attendance Fee other than Audit Committee (per conference call meeting)	$500

Audit Committee Attendance Fee (per conference call meeting)	$1,000

*	Campbell shares were issued on January 1, 2005, based on a price of $29.89 (the closing price on December 31, 2004).

**	Options were granted on January 1, 2005, at an exercise price of $30.02 (the mean between the high and low prices of Campbell stock on December 31, 2004). Options are granted at the market price on the grant date and may not be repriced.
      George Sherman, who was the non-executive Chairman during a portion of fiscal 2005 (August 2, 2004 through November 18, 2004), received a cash retainer of $67,500 in addition to the regular retainer and fees paid to all non-employee directors. Harvey Golub, who served as non-executive Chairman during the remainder of fiscal 2005 (November 19, 2004 through July 31, 2005), received a cash retainer of $157,500 and 33,334 stock options with a Black-Scholes value of $225,000, in addition to the regular retainer and fees paid to all non-employee directors. The exercise price of the options is $27.55, which was the mean between the high and low prices of Campbell stock on November 19, 2004, the date of grant.

Benefits
      The Company does not provide pensions, medical benefits or other benefit programs to directors. The Company matches directors’ gifts to educational institutions on a dollar-for-dollar basis up to $3,000 per year.
BOARD COMMITTEES
      Pursuant to the By-Laws, the Board had established four standing committees as of the record date. The Committees are Audit, Compensation and Organization, Finance and Corporate Development, and Governance. Membership in the standing committees as of the record date was as follows:

Compensation
Audit	and Organization

Edmund M. Carpenter, Chair Randall W. Larrimore Charles R. Perrin George Strawbridge, Jr. Les C. Vinney	Charles R. Perrin, Chair Paul R. Charron Bennett Dorrance Kent B. Foster Philip E. Lippincott Donald M. Stewart Charlotte C. Weber

Finance and
Corporate Development	Governance

Bennett Dorrance, Co-Chair Philip E. Lippincott, Co-Chair John F. Brock Edmund M. Carpenter Paul R. Charron Douglas R. Conant Mary Alice D. Malone David C. Patterson	George Strawbridge, Jr., Chair Kent B. Foster, Vice Chair Randall W. Larrimore Mary Alice D. Malone David C. Patterson Donald M. Stewart Les C. Vinney Charlotte C. Weber

AUDIT COMMITTEE	10 meetings in fiscal 2005

●	Evaluates the performance of and selects the Company’s independent registered public accounting firm, subject only to ratification by the shareowners;

●	Reviews the scope and results of the audit plans of the independent registered public accounting firm and the internal auditors;

●	Oversees the adequacy and effectiveness of the Company’s internal controls;

●	Reviews the performance and resources of the internal audit function, which reports directly to the Committee;

●	Confers independently with the internal auditors and the independent registered public accounting firm;

●	Reviews the Company’s financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;

●	Approves all permissible non-audit services to be performed by the independent registered public accounting firm and all relationships the independent registered public accounting firm has with the Company; and

●	Determines the appropriateness of fees for audit and non-audit services performed by the independent registered public accounting firm.

COMPENSATION AND ORGANIZATION COMMITTEE	6 meetings in fiscal 2005

●	Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;

●	Determines and approves the salary and incentive compensation, including bonus, stock options and restricted stock, for the Chief Executive Officer;

●	Reviews and approves the salaries and incentive compensation for senior executives;

●	Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;

●	Reviews the executive salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;

●	Reviews and approves the total incentive compensation to be allocated annually to employees;

●	Reviews and recommends to the Board significant changes in the design of employee benefit plans;

●	Reviews major organization changes; and

●	Reviews executive organization and principal programs for executive development, and annually reports to the Board on management development and succession planning.

FINANCE AND CORPORATE DEVELOPMENT	4 meetings in fiscal 2005

●	Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;

●	Reviews and recommends changes in the Company’s capital structure;

●	Reviews and recommends the capital budget and capital expenditure program;

●	Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests;

●	Recommends proposed appointments to the Administrative Committee of the 401(k) savings and pension plans; and

●	Oversees the administration and the investment policies and practices of the Company’s 401(k) savings and pension plans.

GOVERNANCE COMMITTEE	6 meetings in fiscal 2005
      Reviews and makes recommendations to the Board regarding:

●	The organization and structure of the Board;

●	Qualifications for director candidates;

●	Candidates for election to the Board;

●	Evaluation of the Chairman’s performance;

●	Candidate for the position of Chairman of the Board;

●	Chairpersons and members for appointment to the Board Committees;

●	Remuneration for Board members who are not employees; and

●	The role and effectiveness of the Board, the respective Board Committees and the individual Directors in the Company’s corporate governance process.
      The Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareowners. See page 14 regarding the procedures for submitting nominee information.

      Actions taken by any of the foregoing committees are reported to the Board. All members of the Board receive copies of the minutes of all committee meetings and copies of the materials distributed in advance of the meetings for all the committees.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      There are no reportable transactions pursuant to this requirement.
CORPORATE GOVERNANCE
      The Board of Directors is responsible for overseeing the business of the Company, and the competence and integrity of its management, to serve the long-term interests of the shareowners. The Board believes that sound corporate governance is essential to diligent and effective fulfillment of its oversight responsibilities.
Corporate Governance Standards and Committee Charters
      Campbell first published Corporate Governance Standards in its proxy statement in 1992. The Standards are reviewed annually by the Governance Committee and approved by the Board. In 2003, the Governance Committee and the Board undertook a comprehensive review of the Corporate Governance Standards, the charters of the standing committees, and the overall governance structure of the Company, in light of new statutory and regulatory requirements, proposed new rules and recommendations of the New York Stock Exchange, and the ongoing discussion of effective means for raising the standards of governance of public companies. Revised Corporate Governance Standards and committee charters that were developed and approved by the Board in the course of this review were included in the 2003 proxy statement. In 2004, these documents were further revised to reflect the text of the New York Stock Exchange Corporate Governance Listing Standards that was approved by the Securities and Exchange Commission in November 2003. The Company’s current Corporate Governance Standards appear in Appendix A. Also set forth in Appendix A are procedures by which interested persons can communicate concerns to the Board of Directors and the Audit Committee.
      Appendix A also contains a statement of standards the Board has adopted to assist it in evaluating the independence of Campbell directors. These standards were revised in 2005 to reflect amendments to the New York Stock Exchange Corporate Governance Listing Standards approved in 2004. The Board has determined that all nominees for director in 2005 except Mr. Conant meet the standards and are independent.
Evaluations of Board Performance
      Since 1995, the Board’s Governance Committee has led annual evaluations of Board performance. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.
      In 2005, as required by the Corporate Governance Listing Standards of the New York Stock Exchange, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board as a whole, and each standing committee conducted a separate evaluation of its own performance and of the adequacy of its charter. The Governance Committee designed and coordinated the Board evaluation and reported on its results. Each committee also reported to the Board on the results of its annual evaluation.
      In the Board evaluation process, each director completed an evaluation form that solicited directors’ comments and numerical ratings on 30 questions relating to the qualifications and responsibilities of directors, the effectiveness of Board and committee operations, and the oversight of management.

Following review and discussion of a composite report by the Governance Committee, the Chair of the Committee presented a report to the Board that provided recommendations to enhance Board effectiveness based upon the responses received in this process.
      In the committee evaluation process, the members of each standing committee completed an evaluation form that elicited numerical ratings of and written comments on the appropriateness of the committee’s charter and the adequacy of the written materials distributed in advance of meetings, the time available for discussion of important policy matters, and the manner in which specific committee responsibilities were discharged. Following discussion of a composite report within each committee, the chair of the committee reported to the Board regarding its overall findings and recommendations to improve committee operations.
Director Continuing Education
      In fiscal 2005 certain directors participated in eight hours of continuing education including two two-hour programs which focused on developments and trends in the consumer products industry. A two-hour program on risk assessment, and a two-hour program on executive succession planning. The programs relating to the consumer products industry were presented by specialists in the industry. The two other programs were presented by persons with expertise in corporate governance who were referred to the Company by an organization that specializes in director education.
Nomination of Candidates for Director
      The charter of the Governance Committee is available on the governance section of the Company’s corporate website at www.campbellsoupcompany.com. All of the members of the Governance Committee are independent directors as defined by the rules of the New York Stock Exchange and the standards set forth in Appendix A.
      Among other things, the Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election at the Annual Meeting of Shareowners.
      Recommendation of New Nominees. When vacancies on the Board arise due to the retirement or resignation of directors, the Governance Committee may consult with other directors and/or with senior management to obtain recommendations of potential candidates to fill these positions, and may also retain a search firm to assist it in identifying and evaluating candidates. The Governance Committee also considers candidates for election to the Board who are recommended to the Committee by shareowners.
      The Governance Committee believes that a nominee for election to the Campbell Board should, at minimum:

●	be a person of the highest integrity;

●	have the ability to exercise independent judgment;

●	be committed to act in the best interest of all shareowners;

●	abide by exemplary standards of business and professional conduct;

●	have the skills and judgment to discharge duties and responsibilities of a director;

●	be willing and able to devote the proper time and attention to fulfill the responsibilities of a director;

●	have no conflicts of interest arising from other relationships or obligations; and

●	have the ability to provide active, objective and constructive input at meetings of the Board and committees.

In addition, the Committee believes that, collectively, the Board should include directors who are:

●	reasonably sophisticated about the duties and responsibilities of directors of a public company;

●	knowledgeable about the consumer products industry, business operations, marketing, the operations of retail businesses, and finance and accounting;

●	respected in the business community;

●	knowledgeable about general economic trends; and

●	knowledgeable about the standards and practices of good corporate governance.
      All candidates considered by the Governance Committee for potential recommendation to the Board as director nominees are evaluated by the Committee in light of the minimum qualifications listed above. When vacancies occur, the Governance Committee also reviews the overall composition of the Board to determine whether the addition of a director with one or more of the additional skills or qualities listed above would be desirable to enhance the effectiveness of the Board, and whether candidates with other specific experience or expertise should be sought at that particular time. If a search firm is retained to assist in identifying and evaluating candidates, the Committee also considers the assessments of the search firm and the background information it provides on the persons recommended for the Committee’s consideration. The Chairman of the Board, the Chair of the Governance Committee and the Chief Executive Officer customarily interview leading candidates. Other directors and/or members of senior management may also interview these candidates. Candidates recommended by shareowners will be evaluated using the same process that is employed to evaluate any other candidate.
      Re-Nomination of Incumbent Directors. The Company’s Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for re-election at the Annual Meeting. The Governance Committee’s annual agenda contemplates that these assessments will occur shortly before the Committee recommends a slate of director nominees for approval by the Board. In the individual director assessment conducted by the Governance Committee in 2005, each director was evaluated in light of the criteria set forth in the Governance Standards with respect to the qualification of directors and the composition of the Board. In addition, the Chair of the Governance Committee solicited from the Chairman of the Board his assessment of the contributions of each director.
      2005 Nominees. All of the director nominees listed in this proxy statement were also nominated by the Board and elected by the shareowners in 2004, with the exception of Sara Mathew and Barry Rand. Ms. Mathew and Mr. Rand were identified by Korn/ Ferry International, which is a search firm that was retained by the Committee. For the searches conducted in 2005, Korn/ Ferry was instructed to identify candidates who met the minimum qualifications for directors listed above, and also satisfied additional criteria established by the Governance Committee for these searches. Korn/ Ferry researched background information on the candidates and conducted interviews with the candidates and their references. It then provided to the Committee a list of the candidates it believed to be most highly qualified, and assisted in arranging the candidate interviews. Following separate meetings with Ms. Mathew and Mr. Rand and completion of research, the Chairman of the Board, Chair of the Governance Committee and the Chief Executive Officer recommended Ms. Mathew and Mr. Rand as candidates to the Governance Committee.
      Shareowner Recommendations. Shareowners who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103-1799. The recommendation must include the following information:

1.	The candidate’s name and business address;

2.	A resume or curriculum vitae which describes the candidate’s background and demonstrates that he or she meets the minimum qualifications set forth above;

3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved in during the last five years; and

4.	A statement from the shareowner recommending the candidate indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareowner is the beneficial owner of such shares.
Director Attendance at Annual Meeting of Shareowners
      The Company’s policy regarding director attendance at the Annual Meeting of Shareowners is that, in addition to the Chairman of the Board and the CEO, the chairs of the Audit Committee, the Compensation and Organization Committee and the Governance Committee are expected to attend the meeting. The five directors who occupied these positions attended the 2004 Annual Meeting of Shareowners.
Governance Committee

George Strawbridge, Jr., Chairman	David C. Patterson
Kent B. Foster, Vice Chairman	Donald M. Stewart
Randall W. Larrimore	Les C. Vinney
Mary Alice D. Malone	Charlotte C. Weber
AUDIT COMMITTEE REPORT
      The Audit Committee is comprised of the five directors named below. The Board has determined that each member of the Committee meets the current requirements as to independence, experience and expertise established by the New York Stock Exchange and applicable rules and regulations. In addition, the Board of Directors has determined that Edmund M. Carpenter is an audit committee financial expert as defined by SEC rules. A copy of the Audit Committee Charter, as most recently updated in September 2004, is available at the Company’s corporate website at www.campbellsoupcompany.com in the governance section under Board Committees.
      One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight of the integrity of the Company’s financial statements and financial reporting process. To fulfill these oversight responsibilities, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 90, Audit Committee Communications. In addition, the Committee has received from the independent registered public accounting firm written reports, stating that they are not aware of any relationships between the auditors and the Company that, in their professional judgment, may reasonably be thought to bear on their independence, consistent with Independence Standards Board Standard Number 1, Independence Discussions with Audit Committees and has discussed with the independent registered public accounting firm the auditors’ objectivity and independence. The Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services are compatible with maintaining their independence.
      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee has reviewed with the internal and independent auditors, with and without management present, the results of their examinations, their assessment of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with the Chief Executive Officer and the Chief Financial Officer the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.
      Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended July 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board that PricewaterhouseCoopers LLP be appointed independent registered public accounting firm for the Company for fiscal 2006.

The Audit Committee:

Edmund M. Carpenter, Chairman
Randall W. Larrimore
Charles R. Perrin
George W. Strawbridge, Jr.
Les C. Vinney
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
      The aggregate fees, including expenses, billed by PricewaterhouseCoopers LLP (“PwC”), Campbell’s independent registered public accounting firm, for professional services in Fiscal 2005 and 2004 were as follows:

Services Rendered	Fiscal 2005	Fiscal 2004

Audit Fees	$5,344,000	$2,390,000
Audit-Related Fees	$45,000	$116,000
Tax Fees	$740,000	$1,454,000
All Other Fees	0	0
      The Audit Committee’s Charter provides that the Committee will pre-approve all audit services and all permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm. From time to time, the Committee may delegate its authority to pre-approve non-audit services to one or more Committee members. Any such approvals shall be reported to the full Committee at the next Audit Committee meeting.
      The audit fees for the years ended July 31, 2005 and August 1, 2004 include fees for professional services rendered for the audits of the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company, statutory audits and the issuance of comfort letters and consents.
      The audit related fees for the years ended July 31, 2005 and August 1, 2004 include fees for services related to employee benefit plan audits and certain agreed-upon procedures reports.
      Tax fees for the years ended July 31, 2005 and August 1, 2004 include fees for services related to tax compliance, including the preparation of tax returns and expatriate tax assistance, and tax planning and advice including tax assistance with tax audits.
      In fiscal 2004 and 2005, 100% of the audit fees, audit-related fees, and tax fees were approved either by the Audit Committee or its designee.
COMPENSATION OF EXECUTIVE OFFICERS
Compensation and Organization Committee’s Report on Executive Compensation
      The Compensation and Organization Committee is comprised of the seven directors named below. The Board has determined that all members of the Committee are independent directors as defined by the New York Stock Exchange rules. The Committee establishes and administers the Company’s executive compensation program and reviews major organization changes and the Company’s succession planning and leadership development processes.
      The Committee reviews the Company’s compensation strategy annually, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee establishes and regularly reviews the compensation levels of officers and other key managers, and authorizes their incentive awards. The Committee reviews and approves all compensation actions for the Chief Executive Officer and approximately the top 35 positions in the Company.
      The objectives of the Company’s executive compensation program are to:

●	Align the financial interests of the Company’s executives with those of its shareowners, in both the short and long term;

●	Provide incentives for achieving and exceeding the Company’s short-term and long-term goals; and

●	Retain and attract highly competent executives by providing total compensation that is competitive with compensation at other well-managed companies in the food and consumer products industries.
      The Committee compares total compensation levels with 28 companies with which Campbell competes for attraction and retention of talent (the “Compensation Peer Group”). For fiscal 2005, Campbell’s programs were designed to deliver fixed compensation elements, including salary, benefits, and perquisites, at the median of the Compensation Peer Group, annual incentive compensation at the median of the Compensation Peer Group if performance goals were achieved, and long-term incentive compensation at the sixty-fifth (65th) to seventy-fifth (75th) percentile, if the targets are achieved. The compensation program adopted for fiscal 2005 contemplated that when there is consistent growth in earnings and revenue and stock price appreciation over the long term, total compensation of Campbell’s executives will be above the median of the Compensation Peer Group.
      During fiscal 2005, the Committee reviewed the competitive positioning of total compensation, and in particular, long-term incentives, and determined that in fiscal 2006 long-term incentives should continue to be delivered at these levels if the Company’s performance, measured by Campbell’s Total Shareholder Return (TSR) as compared with the TSRs of the companies in the S&P Packaged Foods Group plus Kraft Foods Inc. (the “Performance Peer Group”) is consistently above median. This will result in total compensation between the median and sixty-fifth (65th) percentile of the Compensation Peer Group when internal performance goals are achieved and when the Company performs well as compared with the Performance Peer Group.
      There are three major elements of Campbell’s executive compensation program: base salary, annual incentive, and long-term incentives.
      Base Salary — Salary ranges and individual salaries for senior executives are reviewed annually. In determining individual salaries, the Committee considers the scope of job responsibilities, individual contributions, business performance, labor market conditions, the Company’s salary budget guidelines and current compensation as compared to market practice in the Compensation Peer Group.
      Annual Incentive — At the beginning of each fiscal year, the Committee establishes an annual incentive target for each participating executive. At the end of the year, the Committee assesses total Company performance and establishes the total bonus pool. Bonus awards to each individual executive, within the limits of the approved pool, are based on individual performance and could vary from zero to 175% of the incentive target. Extraordinary items, such as major restructuring and accounting changes, are excluded in determining the bonus pool.
      In fiscal 2005, the Committee established performance goals in four key measurement areas for the total Company. These goals were consistent with the annual Operating Plan, which was approved by the Board of Directors. The four key measurement areas were financial, marketplace, operational and strategic. In assessing performance against these goals, the Committee considered a mix of quantitative and qualitative criteria. In the financial area, the quantitative measures included net sales, earnings, profit margins, marketing expenditures and working capital. In the marketplace area, the quantitative measures were consumption and market share changes. For the operational and strategic areas, progress toward achievement of major initiatives to deliver the annual Operating Plan and the three-year Strategic Plan was assessed.
      At the end of the year, results were evaluated for each performance goal set for fiscal 2005. For the total Company, the Committee determined the achievement of financial and strategic goals were above target, and the operational and marketplace goals were on target. The Committee assessed the quality of the results of the total Company and awarded a bonus pool of 113% of the target pool. The Committee’s assessment of these results was based on its judgment. No weightings were applied to the various goals in the determination of the overall results. Incentive bonus payments to executive officers for fiscal 2005 ranged from 95% to 125% of target incentive amount with an average of 116%.
      Long-Term Incentives — For the past several years, Campbell has used two long-term incentive programs for its executives, a full value restricted stock program and a stock option program. The value intended to be delivered to senior executives through each program was approximately 50% of total competitive long-term incentive value.
Restricted Stock
      Under the restricted stock program for fiscal 2005, a pool of restricted shares was recommended by the Company, with the number of shares adjusted upward or downward by the Committee based on its overall assessment of the Company’s performance and such other factors as the Committee deemed relevant. These factors include performance against financial goals of the annual Operating Plan, market share changes, quality of Plan execution, progress against strategic initiatives, the need to retain executives and other factors. After the total restricted share pool was authorized by the Committee, awards to individuals were based on performance, sustained contribution to the Company and leadership potential.
      In the beginning of fiscal 2005, the Committee determined that the restricted share pool should be set at 94% of the competitive guideline based upon its judgment of Company performance through the end of fiscal 2004. This resulted in an average restricted stock award to 350 executives at approximately 92% of target, and special recognition awards to a select number of middle managers. Awards made in September 2004 will vest in three annual installments of 1/3 each beginning in April 2007 for participants who remain with the Company.
Stock Options
      For the stock option program for fiscal 2005, the Committee established option guidelines based on current competitive practice and scope of responsibility of each position. In determining the number of options awarded to each executive, the Committee considered the guideline for the executive’s position and his or her performance, sustained contribution to the Company, and leadership potential. The exercise price of stock options was the average of the high and low trading prices on the grant date, and these options may not be repriced. The options have a 10-year term and vest cumulatively over three years at the rate of 30%, 60% and 100% respectively on the first three anniversaries of the grant date. All shares used in the executive compensation program are shares which were previously issued and outstanding and were reacquired by the Company.
New Long-Term Incentive Program For Fiscal 2006
      During fiscal 2005, the Committee conducted a thorough analysis of the Company’s long-term incentive program. The Committee retained an independent consultant who advised the Committee throughout this project. As a result of this analysis, the Committee has approved a new long-term incentive program for fiscal 2006. The new program consists of the following three components:

(1) performance-restricted stock which will be earned based on the Company’s Total Shareholder Return (TSR) compared to the TSRs of the companies in the Performance Peer Group; (2) performance-restricted stock which will be earned based on the achievement of a specific level of EPS; and (3) time-lapse restricted stock. For executive officers, 70% of the long-term incentive opportunity will be delivered in TSR performance-restricted stock and 30% in EPS performance-restricted stock. For senior executives who are not executive officers, 70% of the long-term incentive opportunity will be delivered in TSR performance-restricted stock and 30% in time-lapse restricted stock. Annual stock option awards to all participants are not part of the new program. However, stock options may still be granted by the Compensation Committee on a selective basis. Initial grants under the new long-term incentive program were made in September 2005 and will be reported in next year’s proxy statement.
Additional Awards
      On occasion, the Committee may grant additional short-term or long-term cash or equity awards to recognize increased responsibilities or special contributions, to attract new hires to the Company, to retain executives, or to recognize other special circumstances.
Other Programs
      The Company also provides its officers and key managers with life and medical insurance; pension, savings and compensation deferral programs; and perquisites and other benefits that are competitive with market practices.
Total Compensation Report
      On an annual basis, the Committee reviews a detailed total compensation report that summarizes all compensation and benefits received by the Company’s senior executives, and the compensation and benefits for which they would be eligible upon leaving the Company in the event of voluntary resignation, retirement, termination without cause, termination without cause following a change in control of the Company, and termination for cause.
Executive Stock Ownership
      Approximately the top 90 executives are required to achieve an ownership stake in the Company that is significant in comparison with the executive’s salary. Until the ownership level is achieved, executives must retain at least half of the after-tax value of each equity award in Campbell shares (vesting of restricted stock or exercise of options). There are additional limitations on the amount of shares that may be sold by executive officers of the Company in any twelve-month period. The ownership requirements expressed in terms of the value of shares to be owned are as follows:

Position	Required Ownership

Chief Executive Officer	$5,750,000
Executive Vice President	$2,400,000
Senior Vice President	$850,000 to $2,000,000
Vice President	$350,000 to $1,500,000
      Executives may count toward these requirements the value of shares owned and shares which are deferred and fully vested in the Company’s savings and deferred compensation programs. Restricted shares and unexercised stock options are not counted in calculating ownership. Executive stock ownership requirements ranging from $300,000 to $850,000 apply to executives below the Vice President level.

Policy on Deductibility of Compensation
      Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to the executive officers listed on page 21 (named executive officers) to $1 million, unless certain requirements are met. The Committee’s policy is to comply with the requirements of Section 162(m) except where the Committee determines that compliance is not in the best interests of the Company and its shareowners.
      The Company’s stock option grants and annual bonus payments to senior executives for fiscal year 2005 met the requirements for deductibility under Section 162(m). Time-lapse restricted stock grants in fiscal 2005 did not meet those requirements. Under the new long-term incentive program approved for fiscal 2006, executive officers will be eligible only for TSR performance-restricted stock and EPS performance-restricted stock, both of which will meet the requirements for deductibility.
CEO Compensation and Evaluation
      On January 8, 2001, Douglas R. Conant was appointed President and CEO. At that time, his annual salary was set at $900,000 and incentive targets were determined based upon independent survey data. Mr. Conant’s annual salary was increased to $950,000 on October 1, 2001 and remained at that level until October 1, 2005, when it was increased to $1,100,000. His bonus earned in fiscal 2005 was $1,878,625. This bonus was based on Company performance compared to the goals for the annual incentive plan set forth on pages 17 and 18 and his performance compared to his individual objectives. The portion of his bonus related to individual objectives was determined based upon measures relating to market share, consumption trends, quality improvements, product innovations, new products, trade spending management, acquisitions, breakthrough projects, cost savings, productivity improvements, information technology improvements, organizational vitality, management development, succession planning and development of sound strategic and operating plans. No weightings were applied to the various measures.
Compensation and Organization Committee

Charles R. Perrin, Chairman	Philip E. Lippincott
Paul R. Charron	Donald M. Stewart
Bennett Dorrance	Charlotte C. Weber
Kent B. Foster
COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION
      None

SUMMARY COMPENSATION
      The following table sets forth the cash compensation awarded, paid to, or earned by the Company’s Chief Executive Officer and the five other most highly paid executive officers.

					Long-Term
					Compensation Awards

		Annual
		Compensation			Awards		Payouts

						Securities
Name and	Fiscal			Other Annual	Stock	Underlying	LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(2)	Awards(1)	Options(#)	Payouts($)	Compensation(3)

Douglas R. Conant(4)	2005	$950,000	$1,878,625	$92,384	$1,521,565	805,000	—	$84,859
President and Chief	2004	$950,000	$1,527,200	$110,387	$1,722,864	904,000	—	$74,316
Executive Officer	2003	$950,000	$1,679,820	$130,874	$1,644,480	—	—	$61,100

Mark A. Sarvary(5)	2005	$592,500	$708,050	$32,000	$943,200	100,000	—	$230,191
Executive Vice	2004	$495,625	$594,962	$32,000	$480,414	90,000	—	$116,051
President of Campbell Soup Company and President of Campbell North America	2003	$445,000	$686,617	$32,000	$328,896	—	—	$333,832

Ellen Oran Kaden(6)	2005	$495,000	$500,000	$68,146	$710,020	75,900	—	$29,850
Senior Vice	2004	$470,000	$397,240	$70,927	$720,621	100,000	$327,438	$26,017
President — Law and Government Affairs	2003	$467,167	$653,535	$79,795	$411,120	—	—	$29,995

Robert A. Schiffner(7)	2005	$450,833	$497,283	$56,000	$628,800	80,500	—	$28,444
Senior Vice President	2004	$405,000	$291,600	$56,000	$632,269	100,000	$327,438	$20,898
and Chief Financial Officer	2003	$401,667	$513,152	$56,000	$411,120	—	—	$22,344

John Doumani(8)	2005	$587,070	$338,537	$44,296	$510,900	57,500	—	—
Former Vice President	2004	$526,894	$290,118	$42,152	$491,458	80,000	$177,750	—
of Campbell Soup Company and President of Campbell International	2003	$421,259	$447,306	$25,906	$315,192	—	—	—

Larry McWilliams(9)	2005	$455,867	$406,397	$32,000	$821,880	79,695	—	$33,017
Senior Vice President	2004	$421,250	$269,124	$32,000	$552,200	90,000	$177,750	$53,859
of Campbell Soup Company and President of Campbell International	2003	$388,167	$407,253	$32,000	$274,080	—	—	$132,979

(1)	The Restricted Stock Awards listed in the above table include (i) awards of time-lapse restricted shares (hereinafter sometimes referred to as “RS”) for retention purposes or forfeiture repair for new hires who give up unvested stock and stock option grants by their previous employers; and (ii) awards of RS under incentive compensation programs.

Awards of restricted stock in fiscal 2005 were made pursuant to the restricted stock program that is described on page 18. The shares were granted on September 23, 2004 and will vest one third on each of the following dates: April 1, 2007, April 1, 2008 and April 1, 2009. The following shares were awarded under this program:

Douglas R. Conant	58,075
Mark A. Sarvary	36,000
Ellen Oran Kaden	27,100
Robert A. Schiffner	24,000
John Doumani	19,500
Larry McWilliams	30,400

The awards of restricted stock are valued in the above table based on the market price of Campbell shares on the date of the grant. Dividends are paid on all restricted stock awards.

The aggregate amount of restricted stock held by the persons listed in the table at the end of the fiscal year (July 31, 2005), and valued based on the closing price as of that date ($30.85), were as follows: Douglas R. Conant 120,475 RS/$3,716,654; Mark A. Sarvary 53,400 RS/$1,647,390; Ellen Oran Kaden 53,200 RS/$1,641,220; Robert A. Schiffner 46,900 RS/$1,446,865; John Doumani 37,300 RS/$1,150,705; and Larry McWilliams 50,400 RS/$1,554,840.

(2)	“Other annual compensation” is explained in the footnotes for the various individuals.

(3)	“All other compensation” consists of Company contributions or allocations to 401(k) savings plans (both tax qualified and supplemental) as well as, if applicable, additional compensation that is explained in the footnotes for the various individuals.

(4)	Mr. Conant was appointed President and Chief Executive Officer in January 2001. Other annual compensation in fiscal 2005 consisted of: $44,384 for car and driver expenses, and $48,000 under the Company’s Personal Choice Program; in fiscal 2004 consisted of: $62,387 for car and driver expenses, and $48,000 under the Company’s Personal Choice Program; and in fiscal 2003 consisted of: $30,064 for temporary living expenses, $52,810 for car and driver expenses, and $48,000 under the Company’s Personal Choice Program. The Company’s Personal Choice Program provides quarterly cash payments to executives in lieu of reimbursements for items such as tax or estate planning services or financial planning services.

(5)	Mr. Sarvary joined the Company in August 2002. Other annual compensation in fiscal 2005, 2004 and 2003 consisted of $32,000 under the Company’s Personal Choice Program. All other compensation in 2005 included relocation expenses of $191,174. All other compensation in fiscal 2004 included $83,333 for forfeiture of a mortgage interest subsidy provided by his former employer. All other compensation in fiscal 2003 included $150,000 for a signing bonus and $166,667 for forfeiture of a mortgage interest subsidy provided by his former employer.

(6)	Ms. Kaden joined the Company in April 1998. In fiscal 2005, other annual compensation consisted of $21,146 for driver expenses and $47,000 under the Company’s Personal Choice Program; in fiscal 2004 other annual compensation consisted of $23,927 for driver expenses and $47,000 under the Company’s Personal Choice Program; and in fiscal 2003 other annual compensation consisted of $32,795 for driver expenses and $47,000 under the Company’s Personal Choice Program.

(7)	Mr. Schiffner joined the Company in February 2001. Other annual compensation in fiscal years 2005, 2004 and 2003 consisted of $24,000 in commuting expenses and $32,000 under the Company’s Personal Choice Program.

(8)	Mr. Doumani was Vice President of Campbell Soup Company and President of its International Division until June 1, 2005. See p. 26 regarding his separation arrangements. Mr. Doumani was paid in Australian dollars, which were converted to U.S. dollars using the actual average exchange rates of 0.75 U.S. dollar to 1.00 Australian dollar in fiscal 2005; 0.72 U.S. dollar to 1.00 Australian dollar in fiscal 2004; and 0.59 U.S. dollar to 1.00 Australian dollar in fiscal 2003. In fiscal 2005 other annual compensation consisted of $44,296 under the Company’s Personal Choice Program; in fiscal 2004 other annual compensation consisted of $42,152 under the Company’s Personal Choice Program and in fiscal 2003 other annual compensation consisted of $25,906 under the Company’s Personal Choice Program. Mr. Doumani’s salary and bonus in Australian dollars in fiscal years 2005, 2004, and 2003 were A$1,223,328, A$1,134,739 and A$1,472,144 respectively.

(9)	Mr. McWilliams joined the Company in March 2001. Other annual compensation in fiscal 2005, 2004 and 2003 consisted of $32,000 under the Company’s Personal Choice Program. All other compensation included relocation expenses of $21,947 and $113,093 in 2004 and 2003 respectively, and a mortgage subsidy of $7,149 and $11,201 in 2005 and 2004 respectively.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise
	Options	Employees	or Base
	Granted	in Fiscal	Price	Expiration	Grant Date
	(#)(1)	Year	($/Sh)	Date	Value(2)

Douglas R. Conant	805,000	9.33%	$26.36	9/23/2014	$5,200,300
Mark A. Sarvary	100,000	1.16%	$26.36	9/23/2014	$646,000
Ellen Oran Kaden	75,900	0.88%	$26.36	9/23/2014	$490,314
Robert A. Schiffner	80,500	0.93%	$26.36	9/23/2014	$520,030
John Doumani	57,500	0.67%	$26.36	9/23/2014	$371,450
Larry McWilliams	79,695	0.92%	$26.36	9/23/2014	$514,830

(1)	Options have a ten-year term and vest cumulatively over three years at the rate of 30%, 60% and 100% respectively on the first three anniversaries of the grant date of September 23, 2004.

(2)	In accordance with Securities and Exchange Commission (SEC) rules, the Black-Scholes option pricing model was chosen to estimate the grant date present values of the option grants set forth in this table. The Company’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating Grant Date Present Value for the option grants: option term of 10 years, volatility of 20.8% (calculated monthly over the three preceding calendar years), dividend yield of 2.4%, forfeiture risk rate of 9%, and interest rate of 4.4% (ten year Treasury note rate at January 1, 2004).
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Securities Underlying		Value of Unexercised
			Number of Unexercised		In-the-Money Options at
			Options at FY-End(#)		FY-End($)(2)
	Shares
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas R. Conant	0	0	2,976,200	1,437,800	$10,021,012	$6,151,978

Mark A. Sarvary	0	0	78,000	197,000	$501,480	$963,770

Ellen Oran Kaden	0	0	305,500	145,900	$1,212,621	$621,491

Robert A. Schiffner	0	0	289,250	150,500	$1,229,180	$642,145

John Doumani(3)	0	0	165,400	41,250	$749,707	$179,903

Larry McWilliams	0	0	172,250	142,695	$684,405	$610,461

(1)	Value realized equals pretax market value of the stock on date of exercise, less the exercise price, times the number of shares acquired. Shares may be used to pay withholding taxes.

(2)	Value of unexercised options equals fair market value of a share into which the option could have been converted at July 31, 2005 (market price $30.85), less exercise price, times the number of options outstanding.

(3)	Mr. Doumani’s unexercisable options include only those options that vested as of September 30, 2005. See p 26.

RETURN TO SHAREOWNERS* PERFORMANCE GRAPH
      The following graph compares the cumulative total shareowner return (TSR) on the Company’s stock with the cumulative total return of the Standard & Poor’s Packaged Foods Index (the “S&P Packaged Foods Group”) and the Standard & Poor’s 500 Stock Index (the “S&P 500”). The graph assumes that $100 was invested on July 31, 2000, in each of Campbell stock, the S&P Packaged Foods Group and the S&P 500, and that all dividends were reinvested.
RETURN TO SHAREOWNERS*
*  Stock Appreciation Plus Dividend Reinvestment
Campbell closing price was $30.85 on July 29, 2005

	2000	2001	2002	2003	2004	2005

CAMPBELL	100	105	90	98	107	132
S&P 500 INDEX	100	86	66	73	82	94
S&P PACKAGED FOOD INDEX	100	125	131	135	157	170

PENSION PLANS
      The following table illustrates the approximate annual pension that may become payable to an employee in the higher salary classifications under the Company’s regular and supplementary U.S. pension plans.

Average
Compensation
in Highest
5 Years of	ESTIMATED ANNUAL PENSIONS
Last 10	Years of Service
Years of
Employment	15	20	25	30	35

$600,000	$226,260	$226,260	$226,260	$264,661	$279,661
800,000	301,260	301,260	301,260	354,661	374,661
1,000,000	376,260	376,260	376,260	444,661	469,661
1,200,000	451,260	451,260	451,260	534,661	564,661
1,400,000	526,260	526,260	526,260	624,661	669,661
1,600,000	601,260	601,260	601,260	714,661	754,661
1,800,000	676,260	676,260	676,260	804,661	849,661
2,000,000	751,260	751,260	751,260	894,661	944,661
2,200,000	826,260	826,260	826,260	984,661	1,039,661
2,400,000	901,260	901,260	901,260	1,074,661	1,134,661
      Compensation covered for executive officers named in the table on page 21 is the same as the total salary and bonus shown in that table. These estimated amounts assume retirement at age 62 with a straight-life annuity without reduction for a survivor annuity or for optional benefits. They are not subject to deduction for Social Security benefits or other offsets. The estimated pensions reflect a supplemental plan designed to help the Company attract executives in the middle of their careers. Under this supplemental pension plan executives accrue benefits rapidly to allow them to reach a defined target benefit within a relatively short period after date of hire. Executives covered by this plan are eligible for supplemental pension benefits if they retire from the Company after age 55 and have been employed for at least five years. The rapid accrual rate is the reason the pension benefits listed above for 15, 20 and 25 years of service are the same. Such arrangements are a necessary part of the recruitment and retention package for senior executives in order to compensate them for pension benefits that would have accrued had they remained at their previous employers. As of the end of fiscal 2005, the full years of employment for the individuals named in the compensation table on page 21 were as follows: Douglas R. Conant — 4 years; Mark A. Sarvary — 3 years; Ellen O. Kaden — 7 years; and Robert A. Schiffner — 4 years; and Larry McWilliams — 4 years. John Doumani who was an employee for 6 years is eligible for pension payments under the Australian superannuation pension legislation.
EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS
      The Company entered into an employment agreement with Mr. Conant on January 8, 2001 to serve as the Chief Executive Officer and President of the Company for five years. The agreement provided for an initial base salary of $900,000 and an initial grant of 1,000,000 stock options. Since fiscal 2001, Mr. Conant has participated in the regular executive compensation programs of the Company. In the event of termination of his employment without cause, as defined in the agreement, Mr. Conant is entitled to the following: (i) his base salary and continuation of life insurance and medical benefits for a period of two years; (ii) his supplemental pension benefit; and (iii) the vesting of his stock options and restricted stock in accordance with the standard provisions of those programs. In the event of a change in control of the Company he is entitled to the standard benefits for senior executives set forth below.
      On April 26, 2005, the Company announced that the Board of Directors and Mr. Conant had agreed that following the expiration on January 7, 2006 of Mr. Conant’s initial employment agreement, he will continue to serve as President and Chief Executive Officer at the discretion of the Board. After the agreement expires, Mr. Conant’s compensation and benefits will be determined in accordance with the plans and policies approved by the Compensation Committee that are applicable to other senior executives of the Company. Accordingly, Mr. Conant and the Board have agreed that the employment agreement between the parties executed on January 8, 2001, will not be succeeded by another agreement.
      The Company entered into a special severance arrangement with Mr. Sarvary on June 4, 2004. In the event of termination of his employment without cause, as defined in the agreement, Mr. Sarvary is entitled to the following: (i) his base salary and continuation of life insurance and medical benefits for a period of two years; (ii) his supplemental pension benefit, provided he has at least five years of employment with the Company; and (iii) the vesting of his stock options and restricted stock in accordance with the standard provisions of those programs. In the event of a change in control of the Company he is entitled to the standard benefits for senior executives set forth below.
      John Doumani, who was a Vice President of the Company and the President of its International Division until June 1, 2005, left the Company on September 30, 2005. Mr. Doumani will receive monthly payments from the Company from October 2005 through February 2007 in amounts equal to pro rata portions of his annual salary of AUD $784,722 (USD $593,744 at the exchange rate of 0.75663). Mr. Doumani has agreed that he will not compete with the Company during this period. In addition, Mr. Doumani will receive a payment of AUD $73,735 (USD $55,790 at the 0.75663 exchange rate) to compensate him for certain adverse tax effects of the agreement. Under the agreement, Mr. Doumani has released and waived any claims he may have against the Company. In accordance with standard plan provisions, Mr. Doumani received an annual bonus for fiscal year 2005, and may exercise for a period of three years any stock options that were vested on September 30, 2005. On the dates when restricted stock grants previously awarded to Mr. Doumani would otherwise vest, he will receive a pro rata portion of the stock based upon his period of service during the applicable restriction periods. The remainder of his restricted stock grants was forfeited on September 30, 2005.
      The Company has entered into Special Severance Protection Agreements (“Special Severance Agreements”) with the executive officers named on page 21 as well as all other executive officers. The Special Severance Agreements provide for severance pay and continuation of certain benefits should a change in control occur. The independent members of the Board of Directors unanimously approved entry into the Special Severance Agreements. In order to receive benefits under the Special Severance Agreements, the executive’s employment must be terminated involuntarily and without cause (whether actual or “constructive”) within two years following a change in Control.
      Generally, a “change in control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members;
(ii)	the persons serving as directors of the Company as of September 28, 2000, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;
(iii)	a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or
(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.
      Under the Special Severance Agreements with the named executive officers, severance pay would equal two and one half years’ base salary and bonus. Medical, life and disability benefits would be provided at the expense of the Company for the lesser of (i) 30 months or (ii) the number of months remaining until the executive’s 65th birthday. The Company would pay in a single payment an amount equal to the value of the benefit the executive would have accrued under the Company’s pension plans had the executive remained in the employ of the Company for an additional 30 months or until his or her 65th birthday, if earlier.
      Upon a change in control and termination of employment within two years, (a) all options outstanding on the date of such termination of employment would become immediately and fully exercisable and (b) all restrictions upon any restricted shares (other than “Performance Restricted Shares” which are subject to performance related restrictions) would lapse immediately and all such shares would become fully vested. An executive officer would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of the Performance Restricted Shares or (ii) a pro rata portion of such Performance Restricted Shares based on the portion of the performance period that has elapsed to the date of the change in control.
      During any fiscal year in which a change in control occurs, each participant in the Annual Incentive Plan (a) whose employment is terminated prior to the end of such year or (b) who is in the employ of the Company on the last day of such year would be entitled to receive, within thirty (30) days thereafter, a cash payment equal to the greater of (i) his or her target bonus award for such year or (ii) the average of the awards paid or payable to him or her under the Annual Incentive Plan for the two most recent fiscal years ended prior thereto. Any amount to be paid to a participant who is not employed for the entire fiscal year would be prorated. Such payment would be made whether or not the Company has paid any cash dividend in the fiscal year.
ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Your Board of Directors Recommends a Vote “For” This Proposal
      The proxy, unless otherwise directed thereon, will be voted for a resolution ratifying action of the Audit Committee, reappointing the firm of PricewaterhouseCoopers LLP (“PwC”) Certified Public Accountants, as independent registered public accounting firm to perform an audit of the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of the Company for fiscal 2006. The names of the Directors serving on the Audit Committee are indicated on page 10, under the heading “Board Committees.” The vote required for ratification is a majority of shares voting. If the resolution is rejected, or if PwC declines to act or becomes incapable of acting, or if their employment is discontinued, the Audit Committee will appoint other auditors whose continued employment after the 2006 Annual Meeting of the Shareowners will be subject to ratification by the shareowners.
      Representatives of PwC will be at the 2005 Annual Meeting to make a statement if they desire to do so and to answer questions.
      For fiscal 2005 PwC also examined the separate financial statements of certain of the Company’s foreign subsidiaries and provided other audit and non audit services to the Company in connection with SEC filings, review of quarterly financial statements and audits of certain employee benefit plans and other agreed-upon procedures reports.
ITEM 3
APPROVAL OF THE 2005 LONG-TERM INCENTIVE PLAN
Your Board of Directors Recommends a Vote “For” This Proposal
Background
      In order to enable the Company to continue to make regular equity compensation grants to provide incentives to recruit, reward and retain key employees, the Board recommends that the Campbell Soup

Company 2005 Long-Term Incentive Plan (“2005 Long-Term Plan”) be approved by shareowners. Campbell’s equity compensation plans have been submitted to shareowners for approval since 1959.
      The Campbell Soup Company 2003 Long-Term Incentive Plan (“2003 Long-Term Plan”) was approved by shareowners at the 2003 Annual Meeting and authorized the issuance of 28 million shares to satisfy awards of stock options, stock appreciation rights (“SARs”), restricted stock (including performance-restricted stock), unrestricted stock and performance units granted under the 2003 Long-Term Plan. Approximately 3.2 million shares remaining available under the previous long-term incentive plan were rolled into the 2003 Long-Term Plan, making the total number of available shares 31.2 million. Approximately 28.3 million shares have been used to grant stock options or restricted stock under the 2003 Long-Term Plan. Under the methodology that we apply to determine the number of shares that have been issued under the 2003 Long-Term Plan, if 1 restricted share is granted it reduces the shares available by 4. If 1 option is granted it reduces the shares available by 1. As of September 23, 2005, approximately 5.6 million restricted shares were outstanding and approximately 38.9 million stock options were outstanding at a weighted average exercise price of $27.87 and with a weighted average remaining life of 6.4 years. On September 23, 2005, the closing price of Campbell stock on the New York Stock Exchange was $29.14, and there were approximately 6.9 million shares available under the 2003 Long-Term Plan. The new long-term incentive program (see p. 18) utilizes only restricted shares for annual grants to approximately 1,200 participants. Under the 4 to 1 ratio explained above, there are approximately 1.7 million restricted shares available for grant under the 2003 Long-Term Plan. Unless a new long-term plan is approved by shareowners in November 2005, there will be insufficient shares available in September 2006 for new equity compensation grants. The long-term incentive compensation program approved by the Compensation Committee in July 2005 contemplates an equity compensation grant in September 2006.
      The 2005 Long-Term Plan provides for the same type of awards as the 2003 Long-Term Plan (i.e., stock options, SARs, restricted stock (including restricted performance stock, unrestricted stock and performance units) and requires that the awards continue to be satisfied using only treasury shares. Such a requirement results in the need to maintain a sufficient number of treasury shares to provide for outstanding options and restricted stock grants. The use of treasury shares for options and restricted shares helps to maintain the stability of proportionate ownership interests in the Company and prevents dilution of existing shareowners’ interests. The use of the treasury shares exclusively eliminates the ability of the Company to use authorized but unissued shares, a less costly vehicle for issuing shares, to satisfy options and stock appreciation rights and to grant restricted stock. Since 1984, the Company has not used authorized but unissued shares to satisfy options or to grant restricted shares.
      The proposed 2005 Long-Term Plan has substantially the same features as the 2003 Long-Term Plan. A summary of the material features of the proposed 2005 Long-Term Plan appears below. The full text of the 2005 Long-Term Plan is set forth in Appendix B and should be referenced for a complete description of its provisions. The vote required for approval is a majority of shares voting.
Principal Features of the 2005 Long-Term Plan

●	Effective Date and Expiration
      The 2005 Long-Term Plan would become effective on November 18, 2005, and would terminate on November 18, 2015. No award may be made under the 2005 Long-Term Plan after its expiration date, but awards made prior thereto may extend beyond that date.

●	Administration
      The 2005 Long-Term Plan will be administered by the Compensation and Organization Committee (“Committee”) of the Board of Directors. The Committee has full authority to interpret the 2005 Long-Term Plan and to establish rules for its administration. The Committee may, subject to certain limitations in its discretion, accelerate the date on which an option or SAR may be exercised, the date of termination of restrictions applicable to a restricted stock award, or the end of a performance period under a performance unit award, if the Committee determines that to do so would be in the best interests of the Company and the participants in the 2005 Long-Term Plan.

      Subject to certain limitations, the Committee may delegate its authority under the plan to one or more members of the Committee or one or more officers of the Company. The Committee may not delegate its authority to make awards to those key employees who are subject to the reporting rules under Section 16(a) of the Exchange Act, or whose compensation may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Internal Revenue Code.

●	Eligibility for Awards
      Awards can be made to any key salaried employee who is a management salaried employee. The current eligible group consists of approximately 1,200 persons. Non-employee directors are also eligible to receive specific types of awards.

●	Determination of Amount and Form of Award
      The amount of individual awards to employees will be determined by the Committee, subject to the limitations of the 2005 Long-Term Plan. In determining the amount and form of an award, consideration will be given to the functions and responsibilities of the employee, his or her potential contributions to the success of the Company, and other factors deemed relevant by the Committee.

●	Shares Subject to the Plan; Other Limitations on Awards
      Subject to certain adjustments, the number of shares of Campbell stock that may be issued pursuant to awards under the 2005 Long-Term Plan shall be 6,000,000 shares, and no more than this maximum number of shares may be granted in the form of Incentive Stock Options.
      Shares subject to awards under the 2005 Long-Term Plan will again be available for future awards upon the occurrence of specified events that result in fewer than the total number of shares subject to the award being delivered to the participants. In particular, the limit shall be increased by shares of Campbell stock that are (i) tendered in payment of the exercise price of the awards; (ii) subject to an award which is cancelled (excluding shares subject to an option cancelled upon the exercise of a related SAR) or terminated without having been exercised or paid; (iii) withheld from any award to satisfy a participant’s tax withholding obligations or, if applicable, to pay the exercise price of an award. In addition, shares re-acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of options granted under the Plan will be available for awards under the Plan, but the share limit will not be increased with respect to any option by the number of shares of Campbell stock greater than (A) the amount of such cash proceeds, divided by (B) the fair market value on the date of exercise. In addition, if a SAR is settled in whole or in part with shares of Campbell stock, the limit will also be increased by the excess, if any, of the number of shares subject to the SAR over the number of shares actually delivered to the participant upon exercise of the SAR.
      A maximum of five million options may be issued in one year to any one participant. A maximum of $5 million for each year in a performance period or restricted period may be awarded in the form of restricted stock or performance units to any one participant. If a participant is granted awards having an aggregate dollar value payable and/or number of shares issuable under the plan that is less than the maximum value and/or number stated in the foregoing sentence, the excess of the maximum value and/or number over the amount actually paid or number of shares actually issued will be carried forward to (and will be added to the maximum amount payable or number of shares issuable under) the next subsequent performance period.

●	Stock Options and Stock Appreciation Rights (“SAR”)
      The Committee may grant non-qualified options and options qualifying as “incentive stock options” under Section 422 of the Internal Revenue Code. The Committee generally determines the terms and conditions of all options granted, subject to the terms of the 2005 Long-Term Plan. Options vest in accordance with a vesting schedule determined by the Committee and the Committee may impose additional conditions, restrictions or terms on the vesting of any option, including the full or partial attainment of performance goals. The term of an option cannot exceed ten years from the date of grant. The option price must be not less than the fair market value of a share of Campbell stock on the date of grant.

      Stock options may not be repriced. This means that the Committee may not take any of the following actions:

●	amend a stock option to reduce its exercise price;

●	cancel a stock option and regrant a new stock option with a lower exercise price than the original exercise price of the cancelled stock option; or

●	take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing.
      The option price may be paid in cash, with shares of Campbell stock, through a broker-assisted “cashless” exercise procedure, or with such other acceptable form of valid consideration and method of payment as may be determined by the Committee.
      The Committee may also grant a SAR in connection with a stock option granted under the Plan or a SAR unrelated to any option. If a participant exercises a SAR, the participant would receive an amount equal to the excess of the fair market value of the shares on the date the SAR is exercised over the option price of the shares, or, with respect to a SAR granted unrelated to an option, over the fair market value of a share of Campbell stock on the date the SAR was awarded. Payment would be in cash, in shares or a combination of the two as the Committee determines.

●	Restricted Stock Awards
      The Committee may also issue or transfer shares of Campbell stock to a participant under a restricted stock award. Restricted stock awards are subject to certain conditions and restrictions during a specific period of time, such as the participant remaining in the employment of the Company and/or the attainment by the Company of certain pre-established performance goals, as discussed below. The shares cannot be transferred by the participant prior to the lapse of the restriction period or the attainment of the performance goals. The participant is, however, entitled to vote the shares and in most cases is entitled to receive the dividends currently. The Committee may, in its discretion, establish rules pertaining to the restricted stock in the event of a termination of employment of a participant prior to the end of the restricted period, provided that in the event of a termination for “cause” any non-vested restricted stock awards will be forfeited immediately.

●	Unrestricted Stock Awards
      The Committee may also issue or transfer shares of Campbell stock to a participant under an outright grant of unrestricted Campbell stock that is transferrable immediately by the participant.

●	Performance Unit Awards
      The Committee may grant to key employees performance unit awards payable in cash or stock at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made. Subject to Committee discretion, a performance unit award will terminate for all purposes if the participant is not continuously employed by the Company at all times during the applicable performance period.

●	Performance Goals
      The 2005 Long-Term Incentive Plan contains provisions intended to enable compensation paid to those executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” that will be fully deductible by the Company. Prior to or during the beginning of a performance period, the Committee may establish performance goals for the Company and its various operating units. The goals will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, return on capital or other value-based performance measures. In addition, for any awards not intended to meet the requirements of Section 162(m) of the Internal Revenue Code, the

Committee may establish goals based on other performance criteria as it deems appropriate. The Committee will disregard or offset the effect of certain extraordinary items, such as restructuring charges, gains or losses on the disposition of a business, changes in tax or accounting rules or the effects of a merger or acquisition, in determining the attainment of performance goals. Awards may also be payable when Company performance, as measured by one or more of the above criteria, as compared to peer companies meets or exceeds an objective criterion established by the Committee. Performance units and restricted performance stock will be earned solely on the partial or full attainment of these performance goals.

●	Director Compensation
      The 2005 Long-Term Plan gives the Board the discretion to set the number of options and shares of Campbell stock and such other terms and conditions to which awards to non-employee directors are subject, consistent with the provisions of the plan. The Board may give non-employee directors the opportunity to receive an option grant or other types of awards in lieu of future cash compensation. The non-employee directors may elect to receive all or a portion (in 10% increments) of any cash compensation in shares of Campbell Stock.

●	Deferral of Payments
      A participant may elect to defer all or a portion of any related earned performance units, restricted or unrestricted stock pursuant to the terms of the Company’s deferred compensation plan.

●	Adjustments on Capitalization
      In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split stock dividend, distribution, combination of shares, merger, consolidation, spin-off, split-up, rights offering, or any other changes in the corporate structure or shares of the Company, the Committee may make appropriate adjustments in deferred accounts and in the maximum aggregate number and kind of shares issuable under the Plan, and to any one participant, and the number and kind of shares and the price per share subject to outstanding awards.

●	Change in Control
      For purposes of the 2005 Long-Term Plan, “change in control” shall mean any of the following events:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for Dorrance family members and the Company’s employee benefit plans;

(ii)	the persons serving as directors of the Company as of November 18, 2005, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;

(iii)	a merger, consolidation or share exchange in which the shareowners of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or

(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.
      For any award that is subject to Section 409A of the Internal Revenue Code and payment or settlement of the award is to accelerate upon a change in control, none of the events described in the foregoing definitions will constitute a change in control for purposes of the plan unless the event also constitutes a change in control triggering event described under Section 409A of the Internal Revenue Code.

      Upon a change in control, the following vesting provisions will apply:

1.	If the Company is not the surviving corporation and the surviving or acquiring corporation does not assume the outstanding options, SARs, time-lapse restricted stock, restricted performance stock and performance units (collectively “Awards”), or fails to substitute equivalent awards, then all outstanding stock options, SARs and time-lapse restricted stock will vest 100% and restricted performance stock and performance units will vest as follows: the greater of (i) 50% or (ii) a pro rata portion based on the time elapsed to the change in control.

2.	If the Company is the surviving corporation or the surviving or acquiring corporation assumes the outstanding Awards or substitutes equivalent awards, then they will remain outstanding and vest pursuant to the provisions of the 2005 Long-Term Plan.

3.	If, within 24 months following a change in control, the employment of a participant is terminated without Cause (as defined below) or by the participant for Good Reason (as defined below), and the Company is the surviving corporation or the surviving or acquiring corporation assumes the outstanding Awards or substitutes equivalent awards, then all outstanding stock options, SARs and time-lapse restricted stock will vest 100% and restricted performance stock and performance units will vest as follows: the greater of (i) 50% or (ii) a pro rata portion based on the time elapsed to the termination of employment.

4.	If, within 24 months following a change in control, the employment of a participant is terminated for Cause and the Company is the surviving corporation or the surviving or acquiring corporation assumes the outstanding Awards or substitutes equivalent awards, then all stock options and SARs will expire and all unvested restricted stock and performance units will be forfeited, and all rights under such Awards will terminate.
      “Good Reason” is defined generally as (1) a reduction in the participant’s base salary or a failure to pay compensation or benefits when due, (2) requiring the participant to be based more than 50 miles from his workplace prior to a change in control, (3) failure to continue compensation or employee benefit plans that, in the aggregate, are substantially equivalent to those provided prior to the change in control, (4) any purported termination of the participant for “Cause” which does not comply with the definition of “Cause” set forth in the 2005 Long-Term Plan, and (5) the Company’s failure to obtain an agreement from any successor to assume the 2005 Long-Term Plan.
      “Cause,” for purposes of the change in control provision only, is defined generally as termination of a Participant’s employment by reason of his or her (1) conviction of a felony or (2) engaging in conduct which constitutes willful gross misconduct and which is demonstrably and materially injurious to the Company or its affiliates.

●	Amendment
      The Board of Directors can amend, suspend or terminate the 2005 Long-Term Plan, but cannot, without shareowners’ approval, do any of the following:

●	Increase the number of shares of Campbell stock which may be issued under the 2005 Long-Term Plan (except in the case of recapitalization, stock split, or other changes in the corporate structure in which event the Committee may make appropriate adjustments);

●	Expand the type of awards available to participants;

●	Materially expand the class of employees eligible to participate in the Plan;

●	Materially change the method of determining the exercising price of options;

●	Delete or limit the provision prohibiting repricing of options; or

●	Extend the term of the Plan.

      The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such awards as so modified or amended.
      Notwithstanding the provisions described in foregoing paragraphs, the board has broad authority to amend the plan and any outstanding awards without the consent of a participant if the board deems it necessary or advisable to comply with, or take into account changes in applicable laws or rules or to ensure that no award is subject to interest or penalties under Section 409A of the Internal Revenue Code.

●	Federal Income Tax Consequences of Stock Options and SARs
      The grant of an incentive stock option, a nonqualified stock option or a SAR, does not result in income for the grantee or in a deduction for the Company. The exercise of a nonqualified stock option or a SAR does result in ordinary income for the optionee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding is required.
      Neither the grant nor the exercise of an incentive stock option results in taxable income for the grantee. The excess of the market value on the exercise date over the option price of the shares, however, is an “item of adjustment” for alternative minimum tax purposes. When a grantee disposes of shares acquired by exercise of an incentive stock option, the grantee’s gain (the difference between the sales proceeds and the price paid by the grantee for the shares) upon the disposition will be taxed as long-term capital gain provided the grantee (i) does not dispose of the shares within two years after the date of grant nor within one year after the transfer of shares upon exercise, and (ii) exercises the option while an employee of the Company or a subsidiary or within three months after termination of employment for reasons other than death or disability. If the shares are disposed of before the expiration of either period, the grantee generally will realize ordinary income in the year of the disqualifying disposition.

●	Plan Benefits
      Because awards under the 2005 Long-Term Plan are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the 2005 Long-Term Plan.
Securities Authorized For Issuance Under Equity Compensation Plans
      The following table provides information about the Company’s stock that may be issued under the Company’s equity compensation plans as of July 31, 2005:

	Number of	Weighted-	Number of Securities
	Securities to be	Average	Remaining Available For
	Issued Upon	Exercise Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation Plans
	Outstanding	Options,	(Excluding Securities
	Options, Warrants	Warrants and	Reflected in the First
Plan Category	and Rights (a)	Rights (b)	Column) (c)

Equity Compensation Plans Approved by Security Holders(1)	39,548,292	$27.85	20,060,504

Equity Compensation Plans Not Approved by Security Holders(2)	1,272,612	N/A	N/A

Total	40,820,904	N/A	20,060,504

(1)	Column (a) represents stock options granted under the 2003 Long-Term Incentive Plan and the 1994 Long-Term Incentive Plan. No additional awards can be made under the 1994 Long-Term Incentive Plan. Future equity awards under the 2003 Long-Term Incentive Plan may take the form of stock options, stock appreciation rights, performance unit awards, restricted stock, restricted performance stock, restricted stock units or stock awards. Column (c) represents the maximum number of future equity awards that can be made under the 2003 Long-Term Incentive Plan as of July 31, 2005 (the “2003 Plan Limit”). Each stock option or stock appreciation right awarded under the 2003 Long-Term Incentive Plan reduces the 2003 Plan Limit by one share. Each restricted stock unit, restricted stock, restricted performance stock or stock award under the 2003 Long-Term Incentive Plan reduces the 2003 Plan Limit by four shares. In the event any award (or portion thereof) under the 1994 Long-Term Incentive Plan lapses, expires or is otherwise terminated without the issuance of any Company stock or is settled by delivery of consideration other than Company stock, the maximum number of future equity awards that can be made under the 2003 Long-Term Incentive Plan automatically increases by the number of such shares.

(2)	The Company’s Deferred Compensation Plans (the “Plans”) allow participants the opportunity to invest in various book accounts, including a book account that tracks the performance of the Company’s stock (the “Stock Account”). Upon distribution, participants may receive the amounts invested in the Stock Account in the form of shares of Campbell stock. Column (a) represents the maximum number of shares that could be issued upon a complete distribution of all amounts in the Stock Account. This calculation is based upon the amount of funds in the Stock Account as of July 31, 2005 and a $30.85 share price, which was the closing price of a share of company stock on July 29, 2005 (the last business day before July 31, 2005). 712,101 of the total number of shares that could be issued upon a complete distribution of the Plans are fully vested, and 560,511 of the shares are subject to restrictions.

Deferred Compensation Plans
      The Plans are unfunded and maintained for the purpose of providing the Company’s directors and U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Participants may defer a portion of their base salaries and all or a portion of their annual incentive compensation, long-term incentive awards, and director retainers and fees. The Plans were not submitted for security holder approval because they do not provide additional compensation to participants. They are vehicles for participants to defer earned compensation, and phantom stock units are credited to each participant’s account based upon the full current market value of the Company’s stock.
      Each participant’s contributions to the Plans are credited to an investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. Four investment choices are available, including the Stock Account. In addition to the Stock Account, participants also generally have the opportunity to invest in (i) a book account that tracks the performance of Fidelity’s Spartan U.S. Equity Index Fund, (ii) a book account that tracks the performance of Fidelity’s Puritan Fund, and (iii) a book account that credits interest at the Wall Street Journal indexed prime rate (determined on November 1 for the subsequent calendar year).
      A participant may reallocate his or her investment account at any time among the four investment choices, except that (i) restricted stock awards must be invested in the Stock Account during the restriction period and (ii) reallocations of the Stock Account must be made in compliance with the Company’s policies on trading Company stock. Dividends on amounts invested in the Stock Account may be reallocated among the four investment accounts. The Company credits a participant’s account with an amount equal to the matching contribution that the Company would have made to the participant’s 401(k) Plan account if the participant had not deferred compensation under the Plan. In addition, for those individuals whose base salary and annual incentive compensation exceed the Internal Revenue Service indexed compensation limit for the 401(k) Plan, the Company credits such individual’s account with an amount equal to the contribution the Company would have made to the 401(k) Plan but for the compensation limit. These Company contributions vest in 20% increments over the participant’s first five (5) years of credited service; after the participant’s first five (5) years of service, the Company contributions vest immediately. Except as described above, there is no Company match on deferred compensation.
      For terminations and retirements, a participant’s account is generally paid out in accordance with the last valid distribution election made by the participant. The applicable elections include: (i) a lump sum,

(ii) 5 annual installments, (iii) 10 annual installments, (iv) 15 annual installments (not available to participants terminated prior to their 55th birthday), and (v) 20 annual installments (not available to participants terminated prior to their 55th birthday). For distributions upon death, if a participant’s beneficiary is his or her spouse, the account is generally paid out in accordance with the last valid death distribution election (or, if there is no death distribution election, the regular distribution election). If a participant’s beneficiary is not his or her spouse, then the account is generally paid out in a lump sum. The administrator of the Plans has also established procedures for hardship withdrawals and, for amounts vested prior to January 1, 2005, unplanned withdrawals. In the event of a change in control of the company, the Stock Account is automatically converted into cash based upon a formula provided in the Plan.
SUBMISSION OF SHAREHOLDER PROPOSALS
      Under Rule 14a-8(e) of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in next year’s proxy statement must be submitted in writing to the Company to the Corporate Secretary at 1 Campbell Place, Camden, New Jersey 08103-1799, and must be received by June 13, 2006.
      Any shareholder proposal submitted for consideration at next year’s annual meeting but not submitted for inclusion in the proxy statement that is received by the Company after August 26, 2006, will not be considered filed on a timely basis with the Company under Rule 14a-4(c)(1). For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For such proposals that are timely filed, the Company retains discretion to vote proxies it receives provided 1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and 2) the proponent does not issue a proxy statement.
DIRECTORS AND EXECUTIVE OFFICERS STOCK OWNERSHIP REPORTS
      The federal securities laws require the Company’s Directors and Executive Officers, and persons who own more than ten percent of the Company’s capital stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any securities of the Company.
      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 2005, all the Company’s Executive Officers, Directors and greater-than-ten-percent beneficial owners made all required filings.
OTHER MATTERS
      The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the Directors’ proxy to vote on such matters in accordance with his or her best judgment.
PROXIES AND VOTING AT THE MEETING
      This statement and the accompanying proxy card are being mailed on or about October 11, 2005 for solicitation of proxies by the Board of Directors for the Annual Meeting of Shareowners of Campbell Soup Company called to be held on November 18, 2005. The mailing address of the Company’s World Headquarters is 1 Campbell Place, Camden, New Jersey 08103-1799.
      Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareowners will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

      This solicitation of proxies is made on behalf of the Board of Directors of the Company with authorization of the Board, and the Company will bear the cost. Copies of proxy solicitation material will be mailed to shareowners, and employees of the Company may communicate with shareowners to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.
      When a proxy is returned properly dated and signed, the shares represented thereby, including any shares held under the Company’s Dividend Reinvestment Plan, will be voted by the person named as the Directors’ proxy in accordance with each shareowner’s directions. Proxies will also be considered to be confidential voting instructions to the applicable Trustee with respect to shares held in accounts under the Campbell Soup Company Savings and 401(k) Plan for Salaried Employees, the Campbell Soup Company Savings and 401(k) Plan for Hourly-Paid Employees, and the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan. If participants in these Plans are also shareowners of record under the same account information, they will receive a single proxy that represents all shares. If the account information is different, then the participants will receive separate proxies. Shareowners of record and participants in savings plans may cast their vote by:
      (1) using the toll-free phone number listed on the proxy solicitation/voting instruction card;
      (2) using the Internet and voting at the website listed on the proxy card; or
      (3) signing, dating and mailing the proxy card in the enclosed postage paid envelope.
      The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedure allows shareowners to appoint a proxy and the savings plan participants to instruct a plan fiduciary to vote their shares and to confirm their instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy solicitation/voting instruction card.
      Shareowners are urged to cast their votes. If a proxy card is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Directors (or, in the case of participants in the Plans referred to above, may be voted at the discretion of the applicable Trustee). This year shareowners may vote their shares by telephone or via the Internet. Please refer to the specific instructions on the enclosed proxy card.
      A shareowner giving a proxy may revoke it by notifying the Corporate Secretary in writing any time before it is voted. If a shareowner wishes to give a proxy to someone other than the Directors’ proxy, all three names appearing on the enclosed proxy may be crossed out and the name of another person inserted. The signed proxy card must be presented at the meeting by the person representing the shareowner.
      Each shareowner who plans to attend the meeting in person is requested to so indicate in the space provided on the proxy card or as directed when voting by telephone or the Internet. The Company will then be able to mail an admission card to the shareowner in advance of the meeting. Shareowners who do not have admission cards will need to register at the door.
SHAREOWNERS SHARING THE SAME ADDRESS
      In accordance with notices that we sent to certain shareowners, we are sending only one copy of our annual report and proxy statement to shareowners who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding” is designed to reduce duplicate mailings and printing and postage costs. However, if any shareowner residing at such address wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company’s Secretary. If you are receiving multiple copies of the annual report and proxy statement you can request householding by contacting the Company’s Secretary. The contact information is set forth below.
INFORMATION ABOUT ATTENDING THE MEETING
      The Annual Meeting of Shareowners will be held this year at the Trumbull Marriott located on 180 Hawley Lane, Trumbull, Connecticut 06611. A map and directions appear at the back of this booklet. Doors to the meeting room will open at 10:00 a.m.
      To obtain an admission ticket by mail in advance and avoid registration lines at the door, simply indicate that you plan to attend the meeting by marking the appropriate box on the proxy card and return it in the envelope provided. If you do not wish to send the proxy card, you may obtain an admission card by sending a written request in the envelope. Shareowners who do not have admission cards will need to register at the door.
      If you do not own shares in your own name, you should have your broker or agent in whose name the shares are registered call (856) 342-6122, fax (856) 342-3889, or write to the Office of the Corporate Secretary at 1 Campbell Place, Camden, NJ 08103-1799 to request a ticket before November 9, 2005. Otherwise you must bring proof of ownership (e.g., a broker’s statement) in order to be admitted to the meeting. You will also need a government-issued photographic identification to be admitted.
      It is important that your shares be represented and voted at the meeting. Please fill out, sign, date and return the accompanying proxy card or vote by phone or via the Internet as soon as possible, whether or not you plan to attend the meeting.
      Please note that since 1982 the Company has enforced certain rules at the meeting in order to conduct a productive and businesslike event. These rules provide that no participant may speak for longer than 3 minutes on any one subject and the aggregate amount of time devoted to any one subject shall not exceed 15 minutes.

By order of the Board of Directors,

John J. Furey Vice President and Corporate Secretary
Camden, New Jersey
October 11, 2005

Appendix A for 2005 Proxy Statement

Item	Page

Corporate Governance Standards	A-2
Standards for the Determination of Director Independence	A-6
Communicating Concerns to the Board of Directors	A-7
Note: The documents listed above are also available on the Company’s website (www.campbellsoupcompany.com) in the governance section. The Company’s Code of Business Conduct and Ethics and the charters for the four standing committees of the Board are also posted on the same website.

CAMPBELL SOUP COMPANY
CORPORATE GOVERNANCE STANDARDS
September 22, 2005
Composition of the Board and Qualifications of Directors

1.	Pursuant to the Company’s By-Laws, the Board currently consists of 16 directors. A substantial majority of the Board shall be composed of directors who meet the requirements for independence established by the New York Stock Exchange. The Board shall make a determination at least annually as to the independence of each director, in accordance with standards that are disclosed to the shareowners.

2.	All directors should be persons of the highest integrity, who abide by exemplary standards of business and professional conduct. Directors should possess the skills and judgment, and the commitment to devote the time and attention, necessary to fulfill their duties and responsibilities.

3.	Directors are elected by the shareowners at the Annual Meeting of Shareowners for a one-year term, to serve until the next Annual Meeting. In the event of vacancies on the Board, the Board may elect directors to serve until the next Annual Meeting.

4.	The Chief Executive Officer is currently the only employee of the Company nominated by the directors to serve on the Board. The Board believes that, as a general rule, former Campbell executives should not serve as directors of the Company.

5.	The Board believes that service on the boards of other companies, and of civic and charitable organizations, enhances the experience and perspective of directors, but may also limit their time and availability. To ensure that all members of the Board have sufficient time to devote proper attention to their responsibilities as directors of the Company, the Governance Committee shall annually review the other board commitments of each director on a case-by-case basis.

6.	No person may serve as a director if he or she is employed by a major supplier, customer or competitor of Campbell. In addition, no person may serve as a director if he or she, or a member of his or her immediate family (as defined in the Listing Standards of the New York Stock Exchange), is an executive officer of another company for which an executive officer of Campbell serves on the compensation committee of the board of directors, or of a non-for-profit organization that receives substantial contributions from Campbell or the Campbell Soup Foundation.

7.	A director shall notify the Chair of the Governance Committee prior to accepting an invitation to serve on the board of another company or a not-for-profit organization. The Governance Committee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on the other board may impede the director’s ability to fulfill his or her responsibilities to Campbell.

8.	A director who changes his or her principal employment, position, or professional role or affiliation following election or re-election to the Board shall tender his or her resignation for consideration by the Governance Committee and decision by the Board.

9.	Directors are required to own at least 2,000 Campbell shares within one year of election, and 6,000 shares within three years of election.

10.	The Board believes that the judgment as to the tenure of an individual director should rest on an assessment by the Governance Committee of his or her performance and contributions to the Board. Accordingly, there is no predetermined limit on the number of one-year terms to which a director may be re-elected prior to his or her 70th birthday. No person may stand for election to the Board after age 70.

Responsibilities of Directors

11.	The Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith, to act in what they reasonably believe to be the best interest of all shareowners, and to ensure that the business of the Company is conducted so as to further the long-term interests of its shareowners.

12.	Directors shall receive and review appropriate materials in advance of meetings relating to matters to be considered or acted upon by the Board and its committees. Directors are expected to prepare for, attend and participate actively and constructively in all meetings of the Board and of the committees on which they serve.

13.	Directors are expected to become and remain well informed about the business, performance, operations and management of the Company; general business and economic trends affecting the Company; and principles and practices of sound corporate governance.

14.	In consultation with the Governance Committee, management shall provide programs for director orientation in which all new directors are expected to participate, and information to all directors about programs for continuing director education in areas of importance to the Company.

15.	A director shall not participate in the discussion of or decision on any matter in which he or she has a personal, business or professional interest other than his or her interest as a shareowner of the Company. Directors shall promptly inform the Chairman of the Board regarding any actual or potential conflict of interest.
Composition of Board Committees

16.	The Board shall establish such standing committees as it deems appropriate and in the best interests of the Company. The current standing committees of the Board are the Audit Committee, the Compensation and Organization Committee, the Finance and Corporate Development Committee, and the Governance Committee.

17.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies or new positions occur, the members of the standing committees and the committee chairs. The Governance Committee shall annually review the membership of the committees, taking account of both the desirability of periodic rotation of committee members and the benefits of continuity and experience in committee service.

18.	All members of the Audit, Governance, and Compensation and Organization Committees shall meet the independence requirements of the New York Stock Exchange.

19.	Directors who serve on the Audit Committee shall also meet the requirements as to independence, experience and expertise for audit committee members established by the New York Stock Exchange and applicable laws and regulations. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the rules of the U.S. Securities and Exchange Commission.

20.	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.
Board Operations

21.	The Board shall determine the number of regular meetings to be scheduled each year, and shall meet more frequently as circumstances may require.

22.	The Governance Committee shall recommend and the Board shall appoint, annually and as vacancies occur, a Chairman of the Board. When the Chief Executive Officer of the Company also holds the position of Chairman of the Board, the Chair of the Governance Committee will serve as the Lead Director to preside at executive sessions of non-management directors and provide oversight for the effective functioning of the Board.

23.	Upon consultation with the Chief Executive Officer, the Chairman shall annually establish an agenda of the matters that are expected to be considered and acted upon by the Board during the following year. The annual schedule shall be provided to the full Board for review and comment. In addition, the CEO shall review with the Chairman of the Board, prior to each Board meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the directors in advance of the meeting.

24.	The agenda will provide for an executive session of non-management directors (as defined by the New York Stock Exchange) at every regularly scheduled Board meeting, and for an executive session of independent directors at least once a year. The Chairman of the Board, or, when appropriate, the Chair of the Governance Committee, acting in the capacity of Lead Director, shall preside at executive sessions.

25.	Directors shall have unfettered access to management and employees of the Company and to its inside and outside counsel and auditors. Executive officers and other senior management are expected to be present at Board meetings at the invitation of the Board.

26.	The Board shall establish methods by which interested parties may communicate directly with the Chairman or Lead Director, or with the non-management directors as a group, and shall cause such methods to be disclosed in the proxy statement.

27.	The Board and each of its committees are authorized to retain such independent legal, financial or other advisors as they may deem necessary or appropriate to carry out their duties.

28.	Directors’ fees (including, in the case of a non-executive Chairman of the Board, the Chairman’s annual retainer and any additional compensation approved by the Board) will be the sole compensation that any director who is not an employee of Campbell receives, directly or indirectly, from the Company. The form and amount of director compensation shall be based on principles recommended by the Governance Committee and adopted by the Board, and shall be reviewed annually by the Governance Committee. The current principles provide that annual director compensation shall be set at the median of a group of 13 food companies, and shall be delivered 50% in stock options, 30% in unrestricted shares and 20% in cash unless a director elects to receive his or her compensation entirely in the form of stock options.

29.	The Governance Committee shall be furnished annually with a report identifying any charitable contributions or pledges made by the Company during the last year, in the aggregate amount of $25,000 or more, to any entity for which a director serves as an executive officer.

Committee Operations

30.	Each standing committee of the Board will have a charter that is approved by the Board and sets forth the purposes, duties and responsibilities of the committee. At least annually, the members of each committee will evaluate the adequacy of the committee’s charter, and will conduct an evaluation of its performance and effectiveness in fulfilling the duties and responsibilities set forth in the charter.

31.	The chair of each standing committee, in consultation with management, shall annually establish agendas of the matters that are expected to be considered and acted upon by the committee during the following year. The annual schedule shall be provided to committee members for review and comment. Management will review with the chair of each committee, prior to each meeting, the agenda for the meeting and the nature and scope of the materials that will be furnished to the committee members in advance of the meeting.

32.	The chair of each committee shall report to the Board following each meeting of the committee on the principal matters reviewed or approved by the committee and its recommendations as to actions to be taken by the Board. All directors will receive copies of all minutes of standing committee meetings.

33.	The Audit Committee shall have the sole authority and responsibility to select, appoint, evaluate and replace the Company’s independent auditors, subject only to ratification by the shareowners, and to approve audit engagement fees and terms. The Audit Committee shall approve in advance all audit services and all permissible non-audit services to be provided by the independent auditors.

34.	The Audit Committee shall meet periodically with senior management, the internal auditors, and the Company’s independent auditors, in separate executive sessions.

35.	The Governance Committee shall have sole authority to retain and terminate any search firm used to assist in the identification of director candidates, and any compensation consultant retained to assist in the design or evaluation of director compensation, including sole authority to approve their fees and other retention terms.

36.	The Governance Committee shall lead the Board in an annual self-evaluation of the performance and effectiveness of the Board and its committees, and shall report the results of the evaluation to the shareowners in the proxy statement. The Governance Committee shall also assess, on the basis of established criteria, the performance of each director standing for re-election at the next Annual Meeting of Shareowners.

37.	The Compensation and Organization Committee shall have sole authority to retain and terminate any compensation consultant used to assist in the design or evaluation of executive compensation for the Chief Executive Officer or senior management, including sole authority to approve the consultant’s fees and other retention terms.

Oversight of the Business and Management

38.	The Board shall review and approve fundamental financial and business strategies and major corporate actions and an annual operating plan that integrates strategic plan milestones, and regularly evaluate business performance and results in light of the operating plan.

39.	The Board shall develop principles and policies for the selection of the Chief Executive Officer and the assessment of his or her performance. The Compensation and Organization Committee shall lead the Board at least annually in an evaluation of the performance of the CEO. The results of the evaluation shall be reviewed in one or more meetings of non-management directors at which the CEO is not present.

40.	The Compensation and Organization Committee shall recommend to the Board plans and policies regarding the succession of the CEO in the event of an emergency or the CEO’s retirement. The CEO shall provide to the Board, on an ongoing basis, recommendations regarding a successor to be appointed in such an event.

41.	The Chief Executive Officer will report at least annually to the Compensation and Organization Committee his or her evaluation of the senior management of the Company.

42.	The Chief Executive Officer will report annually to the Compensation and Organization Committee on the Company’s executive organization and principal programs for management development and planning for executive succession. The Committee will evaluate and report annually to the Board on the effectiveness of these processes.

43.	The Board shall approve a Code of Business Conduct and Ethics applicable to directors, officers and employees of the Company, which prohibits retaliation in any form against anyone who reports suspected violations. Any amendments to the Code or waivers of its provisions for directors or executive officers shall be approved by the Audit Committee and promptly disclosed to shareowners.

Executive Compensation

44.	With input from the other independent directors, the Compensation and Organization Committee shall annually approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer. The CEO will report to the Board on progress in achieving these goals. Together with the other independent directors, the Compensation and Organization Committee shall determine the CEO’s compensation based on the Board’s evaluation of his or her performance in light of these goals and objectives.

45.	All equity-based compensation plans shall be approved by the shareowners.

46.	Incentive compensation plans will be based on principles and policies for executive compensation recommended by the Compensation and Organization Committee and approved by the Board.

47.	By the terms of the shareowner-approved incentive plan, stock options may not be repriced.

48.	Pursuant to the Company’s program relating to ownership of Campbell stock by executives, approximately the 90 most senior executives of the Company must retain a portion of the equity compensation they receive until they own Campbell stock valued at varying amounts ranging from $300,000 to $5,750,000, depending upon their positions. Restricted stock and stock options, including vested stock options, do not count toward satisfaction of this requirement.
Shareowners

49.	All shareowners have equal voting rights.

50.	The Board will develop, approve and annually review Corporate Governance Standards that are disclosed each year to shareowners in the proxy statement.
STANDARDS FOR THE DETERMINATION OF
DIRECTOR INDEPENDENCE
      A director shall be considered independent if the Board determines that the director does not have, directly or indirectly, any material relationship with the Company. In making this determination the Board shall broadly consider all relevant facts and circumstances.
      Under the Company’s Corporate Governance Standards, directors’ fees are the sole compensation that any director who is not an employee of Campbell may receive, directly or indirectly, from the Company. The Board has established the following additional standards to assist it in determining director independence. For the purposes of these standards, the term “immediate family member” shall have the meaning given in the Listing Standards of the New York Stock Exchange.

1.	A director will not be considered independent if, within the preceding three years:

(a)	the director was employed by the Company, or an immediate family member of the director was employed as an executive officer of the Company;

(b)	the director or an immediate family member of the director received direct compensation from the Company exceeding $100,000 during any twelve month period, other than (i) director or committee fees, (ii) pension or other forms of deferred compensation for prior service that are not contingent on continued service, (iii) compensation for former service as an interim chairman or CEO, or (iv) compensation received by an immediate family member for services as a non-executive employee of the Company.

(c)	the director or an immediate family member of the director was a partner or employee of the Company’s present or former independent auditor and personally worked on the Company’s audit;

(d)	an executive of Campbell served on the compensation committee of the board of directors of another company that employed the director or a member of the director’s immediate family as an executive officer;

(e)	the director is an employee or executive officer of, or an immediate family member of the director is an executive officer of, another company that does business with Campbell, and the annual sales to or purchases from that company account for the greater of $1 million or 2% of such company’s gross revenues; or

(f)	the director is an executive officer of another company that is indebted to Campbell, or to which Campbell is indebted, and the total amount of either company’s indebtedness to the other exceeds 1% of the total consolidated assets of the company where the director serves as an executive officer.

2.	A director will not be considered independent if:

(a)	the director is a current employee or an immediate family member of the director is a current partner of a firm that is the Company’s independent auditor; or

(b)	the director has an immediate family member who is a current employee of the Company’s independent auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.

3.	A director who serves as an executive officer of a not-for-profit entity shall not be considered to have a material relationship with the Company if the discretionary contributions made to the entity by Campbell or the Campbell Soup Foundation (excluding matching grants) during the preceding three years are less than $25,000 or 2% (whichever is greater) of the entity’s most recent publicly available operating budget.

4.	With respect to any relationship that is not covered by the guidelines in paragraphs 1 and 2 above, the members of the Board who satisfy the standards for independence set forth in those guidelines shall make a determination, based on all relevant facts and circumstances, as to whether or not the relationship is material, and therefore whether the director who has the relationship shall be considered independent. The Company will disclose and explain the basis for any determination that such a relationship is not material in its next proxy statement. The Company will also disclose and explain the basis for any determination of independence for a director who does not satisfy the guidelines in paragraphs 1, 2 and 3 above.
      Pursuant to the requirements of U.S. law, the Company does not make any personal loans or extensions of credit to any director, or any arrangements for the extension of credit to any director.
      The Company’s conflicts of interest policy requires the disclosure of any personal interest, influence, relationship or other situation that might constitute or be perceived as a potential conflict of interest. Each director is required annually to submit a signed statement attesting to his or her awareness of and compliance with this policy. In addition, under the Company’s Corporate Governance Standards, directors are required promptly to inform the Chairman of the Board regarding any actual or potential conflict of interest.
COMMUNICATING CONCERNS TO THE BOARD OF DIRECTORS
      Any person who has a concern about Campbell’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the Board of Directors. Concerns may be submitted in writing to the Chairman of the Board or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbellsoup.com. Concerns may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries in which the Company has operations, please see the instructions listed in the governance section of the Company’s website at www.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Chairman and to the Chair of the Audit Committee.
      Campbell policy prohibits the Company and any of its employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it. However, anyone who prefers to raise a concern in a confidential, anonymous manner may do so by calling the Hotline.
      Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Depending upon the nature of the concern, it may be referred to the Company’s Internal Audit Department, the Legal or Finance Department, or other appropriate departments. As they deem necessary or appropriate, the Chairman of the Board or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.
      The status of concerns communicated to the Board will be reported periodically to the Chairman and/or the Chair of the Audit Committee, as appropriate.

Appendix B
CAMPBELL SOUP COMPANY

2005 Long-Term Incentive Plan

CAMPBELL SOUP COMPANY
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE AND EFFECTIVE DATE
      § 1.1     Purpose. The purpose of the Plan is to provide financial incentives for selected Key Employees of the Campbell Group and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Campbell Group by (1) attracting and retaining employees and Directors of outstanding ability, (2) strengthening the Campbell Group’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Key Employees and non-employee Directors to acquire and maintain ownership of Campbell Stock, (4) motivating Key Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations.
      § 1.2     Effective Date and Expiration of Plan. The Plan is subject to approval by a majority of the votes cast at the annual meeting of Shareowners to be held on November 18, 2005, or at any adjournment thereof by the Shareowners entitled to vote thereon, and, if so approved, should be effective as of such date. Unless earlier terminated by the Board pursuant to Section 11.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.
ARTICLE II
DEFINITIONS
      The following words and phrases, as used in the Plan, shall have these meanings:
      § 2.1     “Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3.3.
      § 2.2     “Award” means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Campbell Stock or Performance Unit Award.
      § 2.3     “Award Statement” means a written confirmation of an Award under the Plan furnished to the Participant.
      § 2.4     “Board” means the Board of Directors of the Company.
      § 2.5     “Campbell Group” means the Company and all of its Subsidiaries on and after the Effective Date.
      § 2.6     “Campbell Stock” means Capital Stock of the Company.
      § 2.7     “Cause” except for purposes of Article XII, with respect to any Participant, means (i) the definition of “Cause” as set forth in any individual employment agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then “Cause” means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Campbell Group, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Campbell Group, (4) gross negligence in the performance of the Participant’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Campbell Group, (5) conviction of a crime involving moral turpitude, or (6) entering into competition with the Campbell Group. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.
      § 2.8     “Change in Control” shall have the meaning ascribed to such term in Section 12.2 herein.
      § 2.9     “Code” means the Internal Revenue Code of 1986, as amended.

      § 2.10     “Committee” means the Compensation and Organization Committee of the Board, any successor committee thereto, a subcommittee thereof, or any other committee appointed from time to time by the Board to administer the Plan.
      § 2.11     “Company” means Campbell Soup Company and its successors and assigns.
      § 2.12     “Deferred Account” means an account established for a Participant under Section 10.1.
      § 2.13     “Deferred Compensation Plan” means any Campbell Soup Company Deferred Compensation Plan.
      § 2.14     “Director” means a member of the Board of Directors of the Company.
      § 2.15     “Effective Date” means the date on which the Plan is approved by the Shareowners, as provided in Section 1.2.
      § 2.16     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      § 2.17     “Fair Market Value” means, as of any specified date, an amount equal to the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape on the specified date or, if no shares of Campbell Stock have been traded on any such dates, the mean between the reported high and low prices of Campbell Stock on the New York Stock Exchange composite tape as reported on the first day prior thereto on which shares of Campbell Stock were so traded. If shares of Campbell Stock are no longer traded on the New York Stock Exchange, “Fair Market Value” shall be determined in good faith by the Committee using other reasonable means.
      § 2.18     “Fiscal Year” means the fiscal year of the Company, which is the 52- or 53-week period ending on the Sunday closest to July 31.
      § 2.19     “Incentive Stock Option” means an option within the meaning of Section 422 of the Code, or any successor provision thereof.
      § 2.20     “Key Employee” means a salaried employee of the Campbell Group who is in a management position.
      § 2.21     “Nonqualified Stock Option” means an option granted under the Plan other than an Incentive Stock Option.
      § 2.22     “Option” means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Campbell Stock.
      § 2.23     “Option Price” means the price at which Campbell Stock may be purchased under an Option as provided in Section 5.4, or in the case of a SAR granted under Section 5.8, the Fair Market Value of Campbell Stock on the date the SAR is awarded.
      § 2.24     “Participant” means a Key Employee or a non-employee Director to whom an Award has been made under the Plan or a Transferee.
      § 2.25     “Performance Goals” means goals established by the Committee pursuant to Section 4.5.
      § 2.26     “Performance Period” means a period of time over which performance is measured.
      § 2.27     “Performance Unit” means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.
      § 2.28     “Performance Unit Award” means an Award granted under Article IX.
      § 2.29     “Personal Representative” means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.
      § 2.30     “Plan” means Campbell Soup Company 2005 Long-Term Incentive Plan.

      § 2.31     “Restricted Performance Stock” means Campbell Stock subject to Performance Goals.
      § 2.32     “Restricted Stock” means Campbell Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.
      § 2.33     “Restricted Stock Award” means an Award granted under Article VI.
      § 2.34     “Restriction Period” means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.
      § 2.35     “SAR” means a stock appreciation right granted under Section 5.8.
      § 2.36     “Shareowners” means the Shareowners of the Company.
      § 2.37     “Subsidiary” means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.
      § 2.38     “Transferee” means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 11.1 and procedures and guidelines adopted by the Company.
ARTICLE III
ADMINISTRATION
      § 3.1     Committee to Administer. The Plan shall be administered by the Committee. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Code) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Section 162(m) of the Code and such relief is sought by the Company, Section 162(m) of the Code, respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. A majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting. The Committee shall act by majority vote of the members present at a duly convened meeting, which may include a meeting by conference telephone call held in accordance with applicable law. Action may be taken without a meeting if written consent thereto is given in accordance with applicable law.
      § 3.2     Powers of Committee.
      (a) The Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee’s decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.
      (b) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Employees who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Option and Restricted Stock Award, and the value of each Performance Unit.
      (c) The Committee shall determine and set forth in an Award Statement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company and the Participants in the Plan; provided, however, that, with respect to

Awards that are subject to Section 409A of the Code, the Committee shall not have the authority to accelerate or postpone the timing of payment or settlement of an Award in a manner that would cause such Award to become subject to the interest and penalty provisions under Section 409A of the Code.
      § 3.3     Delegation by Committee. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to make Awards to Key Employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code, or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) to interpret the Plan or any Award, or (iii) under Section 11.3 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times the Administrator appointed under this Section 3.3 shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.
ARTICLE IV
AWARDS
      § 4.1     Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Campbell Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Key Employee. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.
      § 4.2     Eligibility for Awards. An Award may be made to any Key Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Key Employee, his or her present and potential contributions to the success of the Campbell Group, the value of his or her services to the Campbell Group, and such other factors deemed relevant by the Committee. Non-employee Directors are eligible to receive Awards pursuant to Article VII.
      § 4.3     Shares Available Under the Plan.
      (a) The Campbell Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, and Restricted Stock and unrestricted Campbell Stock Awards must be Campbell Stock previously issued and outstanding and reacquired by the Company. Subject to adjustment under Section 11.2, the number of shares of Campbell Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed 6,000,000 shares. Not more than the Section 4.3 Limit shall be granted in the form of Incentive Stock Options.
      (b) The Section 4.3 Limit shall be increased by shares of Campbell Stock that are (i) tendered in payment of the Option Price of Options or the exercise price of other Awards; (ii) subject to an Award which for any reason is cancelled (excluding shares subject to an Option cancelled upon the exercise of a related SAR) or terminated without having been exercised or paid; (iii) withheld from any Award to satisfy a Participant’s tax withholding obligations or, if applicable, to pay the Option Price of an Option or the exercise price of other Awards or (iv) acquired by the Company on the open market using the cash proceeds received by the Company from the exercise of Options granted under the Plan; provided, however, that the Section 4.3 Limit shall not be increased under this Section 4.3(b)(iv) in respect of any Option by the number of shares of Campbell Stock greater than (A) the amount of such cash proceeds, divided by (B) the Fair Market Value on the date of exercise; provided further that any shares added back to the Section 4.3 Limit pursuant to this Section 4.3(b)(iv) shall not increase the number of shares available for grant as Incentive Stock Options. Anything to the contrary in this Section 4.3(b) notwithstanding, if a SAR is settled in whole or in part in shares of Campbell Stock, the Section 4.3 Limit shall be increased by the excess, if any, of the number of shares of Campbell Stock subject to the SAR over the number of shares of Campbell Stock delivered to the Participant upon exercise of the SAR.
      § 4.4     Limitation on Awards. Anything to the contrary in this Article IV notwithstanding and subject to adjustment contemplated under Section 11.2, the maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Key Employee with respect to a Performance Period or Restriction Period may not exceed $5 million for each fiscal year included in such Performance Period or Restriction Period. The maximum number of shares for which Options and SARs may be granted to any Participant in any one fiscal year shall not exceed five million, regardless of whether SARs are settled in cash, Campbell Stock or a combination thereof. Notwithstanding the preceding two sentence, if in respect of any Performance Period or Restriction Period, the Committee grants to a Participant Awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant Performance Goals were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to Awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or number of shares that may be awarded to such Participant in respect of the next Performance Period in respect of which the Committee grants to such Participant an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, subject to adjustment pursuant to Section 11.2 hereof.
      § 4.5     General Performance Goals. Prior to or during the beginning of a Performance Period (but in any event no later than 90 days into a Performance Period) the Committee will establish in writing one or more Performance Goals for the Company. The Performance Goals will be comprised of specified levels of one or more of the following performance criteria as the Committee may deem appropriate: earnings per share, net earnings, operating earnings, unit volume, net sales, market share, balance sheet measurements, revenue, economic profit, cash flow, cash return on assets, shareowner return, return on equity, or return on capital. In addition, for any Awards not intended to meet the requirements of Section 162(m) of the Code, the Committee may establish Performance Goals based on other performance criteria as it deems appropriate. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.
      § 4.6     Section 162(m) Participants. The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” within the meaning of Section 162(m) of the Code. Any such Awards shall be designated as “performance-based compensation” shall be conditioned upon the achievement of one or more Performance Goals to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m) of the Code. Notwithstanding anything contained in Section 4.5, within the first 90 days of a Performance Period, or on such earlier date as may be required under Section 162(m) of the Code, the Committee will establish in writing the maximum amount to be paid under an Award to a Key Employee who is or may be a “covered employee” within the meaning of Section 162(m) of the Code if one or more Performance Goals for the Performance Period are achieved. No amount shall be paid to a covered employee pursuant to an Award unless and until the Committee has certified in writing that the applicable Performance Goals and any other material terms under such Award (other than in cases where such relate solely to the increase in the value of Campbell Stock) have been satisfied. In each instance, adjustments to reflect Extraordinary Items must be in accordance with generally accepted accounting principles and appear on the face of the Company’s Consolidated Statements of Income contained in the Company’s Consolidated Financial Statements for such fiscal year. At any time, the Committee may reduce (but not increase) the amount payable under an Award to a covered employee upon attainment of Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine.
      § 4.7     Awards in Lieu of Salary or Bonus. The Committee may, in its sole discretion, and on such terms and conditions as the Committee may prescribe, give Participants the opportunity to receive Awards in lieu of future salary, bonus or other compensation.
ARTICLE V
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
      § 5.1     Award of Stock Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Key Employee.
      § 5.2     Period of Option.
      (a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Statement. Subject to Section 5.6, the duration of each Option shall not be more than ten years from the date of grant.
      (b) Except as provided in Section 5.6, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an employee or Director of the Campbell Group. Unless the Committee provides otherwise, vesting of Awards granted hereunder will be suspended (and no vesting credit will be awarded) during any unpaid leave of absence and will resume on the date the Participant returns to employment on a regular schedule as determined by the Committee.
      § 5.3     Award Statement or Agreement. Each Option shall be evidenced by an Award Statement or an option agreement.
      § 5.4     Option Price, Exercise and Payment. The Option Price of Campbell Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Campbell Stock at the date such Option is granted, as determined by the Committee.
      Subject to Section 11.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option.
      Vested Options may be exercised from time to time by giving written notice to the Treasurer of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Campbell Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a “cashless exercise” procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy any minimum withholding tax obligations related to the Option. In addition, the Committee may in its sole discretion, determine such other acceptable form of valid consideration and method of payment for the payment of the Option Price.
      In the event such Option Price is paid in whole or in part, with shares of Campbell Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Campbell Stock upon exercise of an Option until the Option Price is fully paid. The Participant may satisfy any minimum amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the shares of Campbell Stock to be delivered for the payment of such taxes.
      § 5.5     Limitations on Incentive Stock Options. Each provision of the Plan and each Award Statement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an “incentive stock option” as defined in Section 422 of the Code, and any provisions of the Award Statement thereof that cannot be so construed shall be disregarded.
      § 5.6     Termination of Employment. Subject to Article XII, the following provisions will govern the ability of a Participant to exercise any outstanding Options or SARs following the Participant’s termination of employment with the Campbell Group unless the Committee determines otherwise with respect to any individual Option or SAR.
      (a) If the employment of a Participant with the Campbell Group is terminated for reasons other than (i) death, (ii) discharge for Cause, (iii) retirement, or (iv) resignation, such Participant’s outstanding SARs or Options may be exercised at any time within three years after such termination, to the extent of the number of shares covered by such Options or SARs which were exercisable at the date of such termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.
      (b) If the employment of a Participant with the Campbell Group is terminated for Cause, any Options or SARs of such Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately.
      (c) If the employment of a Participant is terminated due to resignation, such Participant’s outstanding Options or SARs may be exercised at any time within three months of such resignation to the extent that the number of shares covered by such Options or SARS were exercisable at the date of such resignation, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.
      (d) Should a Participant, who is not eligible to retire under the Company’s pension plan or a pension plan of any member of the Campbell Group, die either while in the employ of the Campbell Group or after termination of such employment (other than discharge for Cause), the SARs or Options of such deceased Participant may be exercised by his or her Personal Representative at any time within three years after the Participant’s death to the extent of the number of shares covered by such Options or SARs which were exercisable at the date of such death, except that an Option or SARs shall not be exercisable on any date beyond the expiration date of such Option or SAR.
      (e) Should a Participant who is eligible to retire under the Company’s pension plan or a pension plan of any member of the Campbell Group die while in the employ of the Campbell Group prior to the vesting of his or her outstanding Options or SARs, any installment or installments not then exercisable shall become fully exercisable as of the date of the Participant’s death and the SARs or Options may be exercised by the Participant’s Personal Representative at any time prior to the expiration date of such Options or SARs.
      (f) Should a Participant who has retired die prior to exercising all of his or her Options or SARs that were outstanding and exercisable on the date of death, then such SARs and Options may be exercised by the Participant’s Personal Representative at any time prior to the expiration date of such Options or SARs.
      (g) If a Participant who was granted an Option or SAR dies within 180 days of the expiration date of such Option or SAR, and if on the date of death the Participant was entitled to exercise such Option or SAR, including Options and SARs vested pursuant to Section 5.6(e), and if the Option or SAR expired without being exercised, the Personal Representative of the Participant shall receive in settlement a cash payment from the Company of a sum equal to the amount, if any, by which the Fair Market Value (determined on the expiration date of the Option or SAR) of Campbell Stock subject to the Option or SAR exceeds the Option Price.
      (h) In the event the Participant’s employment with the Campbell Group terminates (except for a termination for Cause which is governed by Section 5.6(b)) prior to the vesting of all Options and SARs, and if the Participant is eligible to retire under the Company’s pension plan or a pension plan of any member of the Campbell Group at the date of such termination, any installment or installments not then exercisable shall become fully exercisable as of the effective date of such termination and may be exercised at any time prior to the expiration date of such Options or SARs. If the Participant receives severance payments from the Company or any affiliated company and becomes eligible to retire during the severance payment period, all of the Participant’s Options and SARs shall become fully exercisable as of the date of such Participant’s retirement eligibility date and may be exercised at any time prior to the expiration date of such Options or SARs.
      § 5.7     Shareowner Rights and Privileges. A Participant shall have no rights as a Shareowner with respect to any shares of Campbell Stock covered by an Option until the issuance of such shares to the Participant.
      § 5.8     Award of SARs.
      (a) The Committee may award to the Participant a SAR related to the Option. The Committee may also award SARs that are unrelated to any Option.
      (b) The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Campbell Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Option Price multiplied by the number of shares covered by the SAR.
      (c) SARs awarded under the Plan shall be evidenced by an Award Statement or agreement between the Company and the Participant.
      (d) The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR. SARs may be exercised only when the value of a share of Campbell Stock exceeds the Option Price. Such value shall be determined in the manner specified in Section 5.8(b).
      (e) A SAR shall be exercisable only by written notice to the Treasurer of the Company or his or her designee.
      (f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the value of a share of Campbell Stock exceeds the Option Price, unless prior to such day the holder instructs the Treasurer otherwise in writing. Such value shall be determined in the manner specified in Section 5.8(b).
      (g) Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Campbell Stock, or partly in cash and partly in Campbell Stock at the discretion of the Committee. The shares shall be valued in the manner specified in Section 5.8(b).

      (h) Each SAR shall expire on a date determined by the Committee at the time of grant.
ARTICLE VI
RESTRICTED STOCK
      § 6.1     Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Key Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.
      § 6.2     Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.
      § 6.3     Other Terms and Conditions. Campbell Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award, unless the Participant has elected to defer pursuant to Section 10.1. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareowner’s rights, with the exception that (i) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (ii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iii) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any minimum amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.
      § 6.4     Restricted Stock Award Statement or Agreement. Each Restricted Stock Award shall be evidenced by an Award Statement or an agreement.
      § 6.5     Termination of Employment. Subject to Article XII and except as provided in this Section 6.5, the Committee may, in its sole discretion, establish rules pertaining to the Restricted Stock Award in the event of termination of employment (by retirement, disability, death, or otherwise) of a Participant prior to the expiration of the Restriction Period. If the employment of a Participant with the Campbell Group is terminated for Cause, any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate.
      § 6.6     Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Campbell Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Campbell Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash as provided in the Award Statement.
ARTICLE VII
AWARDS FOR NON-EMPLOYEE DIRECTORS
      § 7.1     Award to Non-Employee Directors. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate. The Board may, in its sole discretion, subject to such terms and conditions as the Board may prescribe, give non-employee Directors the opportunity to receive an Option Award in lieu of future cash compensation or other types of Awards.
      § 7.2     Election by Non-employee Directors to Receive Campbell Stock. Each non-employee Director may elect to receive all or a portion (in 10% increments) of any cash compensation in shares of Campbell Stock, which will be issued quarterly. Only whole numbers of shares will be issued. For purposes of computing the number of shares earned and their taxable value each quarter, the value of each share shall be equal to the Fair Market Value of a share of Campbell Stock on the last business day of the quarter. If a Participant dies prior to payment of all shares earned, the balance due shall be payable in full to the Participant’s designated beneficiary under the Deferred Compensation Plan, or, if none, to the Participant’s estate, in cash.
      § 7.3     No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, the Committee or the Administrator under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s Shareowners or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.
ARTICLE VIII
UNRESTRICTED CAMPBELL STOCK AWARDS FOR KEY EMPLOYEES
      § 8.1     The Committee may make awards of unrestricted Campbell Stock to Key Employees in recognition of outstanding achievements or as an additional award for Key Employees who receive Restricted Stock Awards when Performance Goals are exceeded.
ARTICLE IX
AWARD OF PERFORMANCE UNITS
      § 9.1     Award of Performance Units. The Committee may award Performance Units to any Key Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.
      § 9.2     Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.
      § 9.3     Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.
      § 9.4     Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Campbell Stock.
      § 9.5     Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

      § 9.6     Payment. (a) Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.
      (b) Payment of Performance Units shall be made in cash, whether payment is made at the end of the Performance Period or is deferred pursuant to Section 10.1, except that Performance Units which are measured using Campbell Stock shall be paid in Campbell Stock. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.
      § 9.7     Termination of Employment. (a) Subject to Article XII, a Performance Unit Award shall terminate for all purposes if the Participant does not remain continuously in the employ of the Campbell Group at all times during the applicable Performance Period, except as may otherwise be determined by the Committee.
      (b) In the event that a Participant holding a Performance Unit ceases to be an employee of the Campbell Group following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, payment shall be made in accordance with terms established by the Committee for the payment of such Performance Unit.
      § 9.8     Performance Unit Award Statements or Agreements. Each Performance Unit Award shall be evidenced by an Award Statement or agreement.
ARTICLE X
DEFERRAL OF PAYMENTS
      § 10.1     Election to Defer. A Participant may elect to defer all or a portion of any related earned Performance Units, Restricted Stock or unrestricted Campbell Stock, or pursuant to the terms of any Deferred Compensation Plan; provided, however, that the terms of any deferrals under this Section 10.1 shall comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. The value of the Performance Units, Restricted Stock or unrestricted Campbell Stock so deferred shall be allocated to a Deferred Account established for the Participant under any Deferred Compensation Plan.
ARTICLE XI
MISCELLANEOUS PROVISIONS
      § 11.1     Limits as to Transferability.
      (a) The Committee, may, in its discretion, permit a Nonqualified Stock Option to be transferred by the Participant, subject to such terms and conditions as the Committee shall specify. Any Nonqualified Stock Option so transferred may not be transferred for consideration and may not be subsequently transferred by the Transferee except by will or the laws of descent and distribution. Such transferred Nonqualified Stock Option shall continue to be governed by and subject to the terms and conditions of the Plan and the corresponding Award Statement.
      (b) Incentive Stock Options shall not be transferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant. Notwithstanding the previous sentence, the Committee may in its discretion permit the transfer of an Incentive Stock Option by the Participant to a trust if, under Section 671 of the Code and applicable state law, the Participant is the sole beneficial owner of such Incentive Stock Option while it is held in trust.

      (c) No SAR (except for any SAR issued in tandem with an Option), share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.
      (d) Any transfer contrary to this Section 11.1 will nullify the Option, SAR, Performance Unit, or share of Restricted Stock.
      § 11.2     Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, reverse stock split, stock dividend, distribution, combination of shares, merger, consolidation, spin-off, split-up, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in (i) Deferred Accounts, (ii) the maximum aggregate number and kind of shares referred to in Sections 4.3 and 4.4, (iii) the number and kind of shares subject to outstanding Awards and (iv) the exercise price or purchase price, if any, of any outstanding Award. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XII and to the extent permitted by Section 162(m) of the Code for those Awards intended to qualify as “qualified performance-based compensation” under 162(m) of the Code, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods. Any such adjustments made by the Committee pursuant to this Section 11.2 shall be conclusive and binding for all purposes under the Plan.
      § 11.3     Amendment, Suspension, and Termination of Plan.
      (a) The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without Shareowner approval, (i) except as provided in Section 11.2, increase the number of shares of Campbell Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; or (vi) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.
      (b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.
      (c) Anything to the contrary in the foregoing notwithstanding, the Board shall have broad authority to amend the Plan without the consent of a Participant to the extent the Board deems necessary or advisable (i) to comply with, or take into account changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (ii) to ensure that an Award is not subject to interest or penalties under Section 409A of the Code.
      § 11.4     Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Key Employees to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Key Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Employees are similarly situated.

      § 11.5     General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Campbell Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.
      § 11.6     No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, the Committee or the Administrator under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Campbell Group, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.
      § 11.7     Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.
      § 11.8     Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.
      § 11.9     Taxes. The Company or any Subsidiary, as appropriate, shall have the right to require any Participant entitled to receive a payment in respect of an Award to remit to the Company or any Subsidiary, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in shares of Campbell Stock, the Company or the Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit any minimum taxes by directing the Company to withhold shares of Campbell Stock that would otherwise be received by such Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payment made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld in connection with an Award.
      § 11.10     Section 409A of the Code. If any provision of the Plan or an Award Statement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Statement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.
ARTICLE XII
CHANGE IN CONTROL OF THE COMPANY
      § 12.1     Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XII shall govern and supersede any inconsistent terms or provisions of the Plan.

      § 12.2     Definitions.
      (a) Change in Control. For purposes of the Plan, “Change in Control” shall mean any of the following events:

(i) The acquisition in one or more transactions by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) of “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), provided, however, that for purposes of this Section 12.2(a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person’s Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

(ii) The individuals who, as of November 18, 2005, are members of the Board (the “Incumbent Board”), cease for any reason to constitute more than fifty percent of the Board; provided, however, that if the election, or nomination for election by the Company’s Shareowners, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii) The consummation of a merger or consolidation involving the Company if the Shareowners of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation; or

(iv) Approval by Shareowners of the Company of a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(v) Acceptance of Shareowners of the Company of shares in a share exchange if the Shareowners of the Company, immediately before such share exchange, do not own, directly or indirectly immediately following such share exchange, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.
      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty-five percent (25%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries, (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the Shareowners of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition, (iii) any “Grandfathered Dorrance Family Shareowner” (as hereinafter defined) or (iv) any Person who has acquired such Voting Securities directly from any Grandfathered Dorrance Family Shareowner but only if such Person has executed an agreement which is approved by two-thirds of the Board and pursuant to which such Person has agreed that he (or they) will not increase his (or their) Beneficial Ownership (directly or indirectly) to 30% or more of the outstanding Voting Securities (the “Standstill Agreement”) and only for the period during which the Standstill Agreement is effective and fully honored by such Person. For purposes of this Section, “Grandfathered Dorrance Family Shareowner” shall mean at any time a “Dorrance Family Shareowner” (as hereinafter defined) who or which is at the time in question the Beneficial Owner solely of (v) Voting Securities Beneficially Owned by such individual on January 25, 1990, (w) Voting

Securities acquired directly from the Company, (x) Voting Securities acquired directly from another Grandfathered Dorrance Family Shareowner, (y) Voting Securities which are also Beneficially Owned by other Grandfathered Dorrance Family Shareowners at the time in question, and (z) Voting Securities acquired after January 25, 1990 other than directly from the Company or from another Grandfathered Dorrance Family Shareowner by any “Dorrance Grandchild” (as hereinafter defined) provided that the aggregate amount of Voting Securities so acquired by each such Dorrance Grandchild shall not exceed five percent (5%)of the Voting Securities outstanding at the time of such acquisition. A “Dorrance Family Shareowner” who or which is at the time in question the Beneficial Owner of Voting Securities which are not specified in clauses (v), (w), (x), (y) and (z) of the immediately preceding sentence shall not be a Grandfathered Dorrance Family Shareowner at the time in question. For purposes of this Section, “Dorrance Family Shareowners” shall mean individuals who are descendants of the late Dr. John T. Dorrance, Sr. and/or the spouses, fiduciaries and foundations of such descendants. A “Dorrance Grandchild” means as to each particular grandchild of the late Dr. John T. Dorrance, Sr., all of the following taken collectively: such grandchild, such grandchild’s descendants and/or the spouses, fiduciaries and foundations of such grandchild and such grandchild’s descendants.
      Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
      Notwithstanding anything contained in this Plan to the contrary, with respect to an Award that is subject to Section 409A of the Code and payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an Award Statement or other agreement applicable to a Participant or in clauses (a)(i) — (v) of this Section 12.2 shall constitute a Change in Control for purposes of the Plan and any Award unless such event also constitutes a “change in ownership”, “change in effective control” or “change in the ownership of a substantial portion of the company’s assets” as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.
      Notwithstanding anything contained in this Plan to the contrary, if a Participant’s employment is terminated by the Company without Cause within one year prior to a Change in Control and such termination (i) was at the request of a third party who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of, a Change in Control, then for purposes of this Article XII only, the date of a Change in Control shall mean the date immediately prior to the date of such Participant’s termination of employment.
      (b) Cause. For purposes of this Article XII only, with respect to any Participant, (i) “Cause” shall be defined as set forth in any individual agreement applicable to a Participant, or (ii) in the case of a Participant who does not have an individual agreement that defines Cause, then Cause shall mean the termination of a Participant’s employment by reason of his or her (A) conviction of a felony or (B) engaging in conduct which constitutes willful gross misconduct which is demonstrably and materially injurious to the Campbell Group, monetarily or otherwise. No act, nor failure to act, on the Participant’s part, shall be considered “willful” unless he or she has acted, or failed to act, with an absence of good faith and without a reasonable belief that his or her action or failure to act was in the best interest of the Campbell Group.
      (c) Good Reason. For purposes of this Article XII, with respect to any Participant, (i) “Good Reason” shall be defined as set forth in any individual agreement applicable to a Participant, or (ii) in the case of a Participant who does not have an individual agreement that defines Good Reason, then Good Reason shall mean any of the following events or conditions:

(A) a reduction in the Participant’s base salary or any failure to pay the Participant any compensation or benefits to which he or she is entitled within thirty (30) days of the date due;

(B) the Campbell Group’s requiring the Participant to be based at any place outside a 50-mile radius from his or her site of employment prior to the Change in Control, except for reasonably required travel on the Campbell Group’s business which is not greater than such travel requirements prior to the Change in Control;

(C) the failure by the Campbell Group to provide the Participant with compensation and benefits, in the aggregate, substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under compensation or employee benefit plans, programs and practices as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater);

(D) any purported termination of the Participant’s employment for Cause which does not comply with the requirements of the definition of “Cause” as set forth in Section 12.2(b); or

(E) the failure of the Company to obtain an agreement from any successor or assign of the Company to assume and agree to perform the Plan.
      § 12.3     Effect of Change in Control on Certain Awards.
      (a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.
      (b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefore shall remain outstanding and be governed by their respective terms and the provisions of the Plan.
      (c) If (i) the employment of a Participant with the Campbell Group is terminated (A) without Cause (as defined in Section 12.2(b)) or (B) by the Participant for Good Reason, in either case within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse).
      (d) If (i) the employment of a Participant with the Campbell Group is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs or Restricted Stock (other than Restricted Performance Stock) or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock shall be forfeited, and any rights under such Awards shall terminate immediately.
      (e) Outstanding Options or SARs which vest in accordance with Section 12.3, may be exercised by the Participant in accordance with Section 5.6; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 12.3(c) may exercise a SAR or an Option at any time within three years after such termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR, provided, further that any Participant who is eligible to retire at the date of such termination (or during any period during which such Participant receives severance payments) may exercise his or her Options or SARs in accordance with Section 5.6(h)), and provided, further, that in the event of a Participant’s death after such termination the exercise of Options and SARs shall be governed by Sections 5.6(d)(f) or (g), as the case may be.
      § 12.4     Effect of Change in Control on Restricted Performance Stock and Performance Units. (a) If the Company is not the surviving corporation following a Change in Control, and the Acquiror does not assume the Restricted Performance Stock or the Performance Units or does not substitute equivalent awards (including, in the case of equity or equity-related Awards, equivalent equity awards) for such Awards, then the Participant shall (i) become vested in, and restrictions shall lapse on, the greater of (A) fifty percent (50%) of the Restricted Performance Stock or Performance Units or (B) a pro rata portion of such Restricted Performance Stock or Performance Units based on the portion of the Performance Period that has elapsed to the date of the Change in Control and the aggregate vesting percentage determined pursuant to this clause (B) shall be applied to vesting first such Awards granted the farthest in time preceding the Change in Control and (ii) be entitled to receive (A) in respect of all Performance Units which become vested and with respect to which the restrictions lapse as a result of such Change in Control, a cash payment within thirty (30) days after such Change in Control equal to the product of the then current value of a Performance Unit multiplied by the number of Performance Units which become vested and with respect to which restrictions lapse in accordance with this subparagraph (a) and (B) in respect of all shares of Performance Restricted Stock which become vested and with respect to which restrictions lapse as a result of such Change in Control, the prompt delivery of such shares; provided, however, that the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the vested Restricted Performance Stock upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Award.
      (b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the Restricted Performance Stock or the Performance Units or substitutes equivalent awards (including, in the case of equity or equity-related Awards, equivalent equity awards), then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.
      (c) If (i) the employment of a Participant with the Campbell Group is terminated (A) without Cause or (B) by the Participant for Good Reason, in either case within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the Restricted Performance Stock or the Performance Units or substitutes equivalent awards (including, in the case of equity or equity-related Awards, equivalent equity awards), then the Participant shall (i) become vested in, and restrictions shall lapse on, the greater of (A) fifty percent (50%) of the Restricted Performance Stock or Performance Units or (B) a pro rata portion of such Restricted Performance Stock or Performance Units based on the portion of the Performance Period that has elapsed to the date of the termination of employment and the aggregate vesting percentage determined pursuant to this clause (B) shall be applied to vesting first such Awards granted the farthest in time preceding the termination of employment and (ii) be entitled to receive (A) in respect of all Performance Units which become vested and with respect to which the restrictions lapse as a result of such termination of employment, a cash payment within thirty (30) days after such termination of employment equal to the product of the then current value of a Performance Unit multiplied by the number of Performance Units which become vested and with respect to which restrictions lapse in accordance with this subparagraph (c) and (B) in respect of all shares of Performance Restricted Stock which become vested and with respect to which restrictions lapse as a result of such termination of employment, the prompt delivery of such shares.
      (d) If (i) the employment of a Participant with the Campbell Group is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the Restricted Performance Stock or the Performance Units or substitutes equivalent awards (including, in the case of equity or equity-related Awards, equivalent equity awards), then any non-vested Performance Restricted Stock or non-vested Performance Units of such Participant shall immediately be forfeited and any rights thereunder shall terminate.
      (e) With respect to any shares of Performance Restricted Stock or Performance Units which do not become vested under Section 12.4(a) (the “Continuing Awards”), such shares or units (or the proceeds thereof) shall continue to be outstanding for the remainder of the applicable Performance Period (as if such shares or units were the only shares or units granted in respect of each such Performance Period) and subject to the applicable Performance Goals as modified in accordance with the provisions hereof.
      § 12.5     Amendment or Termination. (a) This Article XII shall not be amended or terminated at any time if any such amendment or termination would adversely affect the rights of any Participant under the Plan.
      (b) For a period of twenty-four (24) months following a Change in Control, the Plan shall not be terminated (unless replaced by a comparable long-term incentive plan) and during such period the Plan (or such replacement plan) shall be administered in a manner such that Participants will be provided with long-term incentive awards producing reward opportunities generally comparable to those provided prior to the Change in Control. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.
      (c) Following a Change in Control, the Plan shall be amended as necessary to make appropriate adjustments to the Performance Goals for the Continuing Awards for (i) any negative effect that the costs and expenses incurred by the Campbell Group in connection with the Change in Control may have on the achievement of Performance Goals under the Plan and (ii) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure, capitalization and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and Performance Goals for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control, in any event to the extent permitted by Section 162(m) of the Code for those Awards intended to qualify as “qualified performance-based compensation” under 162(m) of the Code.

DIRECTIONS AND MAP
Trumbull Marriott
180 Hawley Lane
Trumbull, Connecticut 06611
Directions:
From New York: Take the Triboro Bridge and merge onto I-278 toward Upstate NY/ New England merge onto Bruckner Expy going East toward New Haven. Follow the Bruckner Expy (I-95) to the Hutchinson Pkwy North which becomes the Merrit Pkwy (Rt. 15) Take Exit 51. Turn right off ramp onto Rt. 108 South (Nicholas Ave.). At the 4th light, turn left (Gas Station) onto Hawley Lane and follow to hotel on left.
From Philadelphia: Take the New Jersey Tpke North approximately 38 miles. Bear left at the fork towards I-95 and continue on I-95 to Exit 27A to get on CT-25 North toward CT-25/ CT-8 Trumbull/ Waterbury. Take Exit 8, turn left at the end of the ramp and turn right at the light onto Rt. 108 South (Nicholas Avenue). At the 1st light (Gas Station), turn left and follow to hotel on left.
From Washington and Baltimore: Take I-95 North to the New Jersey Turnpike and follow directions above from Philadelphia.
From Harrisburg, Pittsburgh or Ohio: Take I-80 East toward Youngstown/ Mahoning Ave. Take exit 43 toward I-287 Morristown/ Mahwah go left to I-287 toward Boonton/ Mahwah for approx. 26 miles. Take I-87 South toward New York State Thruway/ Tappan Zee Bridge and keep left toward I-287. Take Exit 95 North toward Hutchinson Pkwy/ Whitestone Bridge/ Merrit Pkwy and turn right onto Hutchinson River Pkwy/ Merrit Pkwy South (Rt. 15). Take Exit 52 and follow signs to Rt. 108 Stratford. Turn left onto Rt. 108 South (Nichols Ave.) At the 2nd light turn left (Gas Station) onto Hawley Lane and follow to hotel on left.

Directions to Trumbull Marriott
180 Hawley Lane
Trumbull, Connecticut 06611

Directions:
From New York: Take the Triboro Bridge and merge onto I-278 toward Upstate NY/New England merge onto Bruckner Expy going East toward New Haven. Follow the Bruckner Expy (I-95) to the Hutchinson Pkwy North which becomes the Merrit Pkwy (Rt. 15) Take Exit 51. Turn right off ramp onto Rt. 108 South (Nicholas Ave.). At the 4th light, turn left (Gas Station) onto Hawley Lane and follow to hotel on left.
From Philadelphia: Take the New Jersey Tpke North approximately 38 miles. Bear left at the fork towards I-95 and continue on I-95 to Exit 27A to get on CT-25 North toward CT-25/CT-8 Trumbull/Waterbury. Take Exit 8, turn left at the end of the ramp and turn right at the light onto Rt. 108 South (Nicholas Avenue). At the 1st light (Gas Station), turn left and follow to hotel on left.
From Washington and Baltimore: Take I-95 North to the New Jersey Turnpike and follow directions above from Philadelphia.
From Harrisburg, Pittsburgh or Ohio: Take I-80 East toward Youngstown/Mahoning Ave. Take exit 43 toward I-287 Morristown/Mahwah go left to I-287 toward Boonton/Mahwah for approx. 26 miles. Take I-87 South toward New York State Thruway/Tappan Zee Bridge and keep left toward I-287. Take Exit 95 North toward Hutchinson Pkwy/Whitestone Bridge/Merrit Pkwy and turn right onto Hutchinson River Pkwy/Merrit Pkwy South (Rt. 15). Take Exit 52 and follow signs to Rt. 108 Stratford. Turn left onto Rt. 108 South (Nicholas Ave.) At the 2nd light turn left (Gas Station) onto Hawley Lane and follow to hotel on left.
FOLD AND DETACH HERE

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Campbell Soup Company
This Proxy is Solicited on Behalf of the Board of Directors for the
Annual Meeting on November 18, 2005
The undersigned hereby appoints Douglas R. Conant, or, in his absence, Ellen O. Kaden or, in the absence of both of them, John J. Furey, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the Annual Meeting of Shareowners of Campbell Soup Company to be held at Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut at 11:00 a.m., Eastern Time on November 18, 2005, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. If the undersigned is a participant in one of the Campbell Soup Company Savings and 401(k) Plans or in the Campbell Soup Company Ltd Employee Savings and Stock Bonus Plan (any of such plans, a “Savings Plan”), then the undersigned hereby directs the respective trustee of the applicable Savings Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Savings Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

1.      ELECTION OF DIRECTORS
Nominees: 01) John F. Brock, 02) Edmund M. Carpenter, 03) Paul R. Charron, 04) Douglas R. Conant, 05) Bennett Dorrance, 06) Kent B. Foster, 07) Harvey Golub, 08) Randall W. Larrimore, 09) Philip E. Lippincott, 10) Mary Alice D. Malone, 11) Sara Mathew, 12) David C. Patterson, 13) Charles R. Perrin, 14) A. Barry Rand, 15) George Strawbridge, Jr., 16) Les C. Vinney and 17) Charlotte C. Weber.
Directors recommend a vote FOR
(Change of Address/Comments)

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

To vote in accordance with the Board of Directors’ recommendations just sign the reverse side; no boxes need to be marked. If you do not vote by phone or over the Internet, please return proxy card promptly using the enclosed envelope.

Campbell Soup Company

C/O Equiserve Trust Company, N.A.	Annual Meeting of Shareowners
P.O. Box 8655	Friday, November 18, 2005 — 11:00 a.m., Eastern Time
Edison, N.J. 08818-8655	Trumbull Marriott — 180 Hawley Lane
Trumbull, Connecticut 06611
Campbell Soup Company encourages you to take advantage of two cost-effective and convenient ways to vote your shares.
You may now vote your proxy 24 hours a day, 7 days a week, either using a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight New York time on November 17, 2005.
Your telephone or Internet vote authorizes the proxies named on the reverse side of the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

Your vote is important. Please vote immediately.
If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark your votes as this example.
Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in a Savings Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.

The Board recommends a vote FOR Items 1, 2 and 3.

1.	Election of Directors (see reverse)

	FOR	WITHHELD
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

FOR, except vote withheld from the above nominee(s) — list numbers:

		FOR	AGAINST	ABSTAIN
2.	Ratification of Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐
3.	Approval of the 2005 Long-Term Incentive Plan	☐	☐	☐

MARK THIS BOX TO OBTAIN A TICKET OF ADMISSION TO THE MEETING.	☐
CHANGE OF ADDRESS: MARK THIS BOX AND SEE THE REVERSE SIDE	☐
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:	Signature:	Date: